UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

FIRST COMMUNITY BANKSHARES, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS

April 22, 2025, at 2:00 p.m. Eastern Daylight Time

March 10, 2025

To First Community Bankshares, Inc. Shareholders:

First Community Bankshares, Inc.’s Annual Meeting of Shareholders will be held at the First Community Bankshares, Inc. Corporate Center located at 29 College Drive, Bluefield, Virginia, 24605, at 2:00 p.m. Eastern Daylight Time on Tuesday, April 22, 2025.

At the Annual Meeting shareholders will:

•	Vote on the election of three (3) directors to serve as members of the Board of Directors, Class of 2028;

•	Vote on a non-binding, advisory basis to approve the compensation of the Corporation’s named executive officers;

•	Vote on ratification of the selection of the independent registered public accounting firm for 2025;

•	Vote on approval of an amendment to the Corporation's Articles of Incorporation; and

•	Transact other business that may properly come before the meeting.

Shareholders of record at the close of business on February 25, 2025, will be entitled to vote at the Annual Meeting and any adjournments.

/s/Sarah W. Harmon
Sarah W. Harmon
Secretary

IMPORTANT NOTICE

REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

April 22, 2025

The proxy materials for this Annual Meeting of Shareholders of First Community Bankshares, Inc., consisting of the proxy statement, annual report, and proxy card are available online at www.firstcommunitybank.com under Investor Relations.

All persons attending the 2025 Annual Meeting must present photo identification.  Advance registration instructions for attending the 2025 Annual Meeting are set forth on page 50 of this proxy statement.  These requirements must be followed if your shares are held for you by a bank, broker, or other institution.

WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING, YOUR VOTE IS IMPORTANT TO FIRST COMMUNITY BANKSHARES, INC. YOU MAY VOTE BY THE FOLLOWING METHODS:

1.	By telephone: (800) 690-6903 until 11:59 p.m. Eastern Daylight Time on April 21, 2025;

2.	On the Internet at http://www.proxyvote.com until 11:59 p.m. Eastern Daylight Time on April 21, 2025; or

3.

If you requested printed copies of the proxy materials, complete, sign and return the enclosed proxy card as promptly as possible whether or not you plan to attend the Annual Meeting. An addressed return envelope is enclosed for your convenience.

FIRST COMMUNITY BANKSHARES, INC. ENCOURAGES SHAREHOLDERS TO SUBMIT THEIR PROXIES IN ADVANCE OF THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

First Community Bankshares, Inc.

29 College Drive

P. O. Box 989

Bluefield, Virginia 24605-0989

March 10, 2025

Dear Shareholder,

You are invited to attend the 2025 Annual Meeting of Shareholders of First Community Bankshares, Inc. (the “Corporation”) to be held on Tuesday, April 22, 2025, at 2:00 p.m. Eastern Daylight Time at the First Community Bankshares, Inc. Corporate Center located at 29 College Drive, Bluefield, Virginia.

The Annual Meeting will begin with discussion and voting on the matters set forth within the accompanying Notice of Annual Meeting and discussion of other business matters properly brought before the meeting.

If you plan to attend the Annual Meeting, please follow the registration instructions on the last page of this proxy statement.  All persons attending the Annual Meeting must present photo identification.  Advance registration instructions for attending the Annual Meeting are set forth on page 50 of this proxy statement.  These requirements must be followed if your shares are held for you by a bank, broker, or other institution.

Whether or not you plan to attend, please ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone, on the Internet, or, if you requested printed copies of the proxy materials, by completing, signing, dating, and returning your proxy card in the enclosed envelope.

Very truly yours,

/s/ William P. Stafford, II
William P. Stafford, II
Chairman of the Board

PROXY STATEMENT

First Community Bankshares, Inc.

29 College Drive

P. O. Box 989

Bluefield, Virginia 24605

The Board of Directors (the "Board") of First Community Bankshares, Inc. (the “Corporation”) solicits the enclosed proxy for use at the Annual Meeting of Shareholders of the Corporation (the “Annual Meeting”), which will be held on Tuesday, April 22, 2025, at 2:00 p.m. Eastern Daylight Time at the First Community Bankshares, Inc. Corporate Center, located at 29 College Drive, Bluefield, Virginia, and at any adjournment thereof.

The expenses of solicitation of proxies for the Annual Meeting will be paid by the Corporation. In addition to mailing of proxy materials, solicitation may be made in person, by telephone, or by other means by officers, directors, or employees of the Corporation.

This proxy statement and the proxies solicited hereby are being first delivered or made available to shareholders of the Corporation on or about March 10, 2025.

Voting

Shareholders of record may vote by proxy by mail, in person at the Annual Meeting, by telephone or by Internet.  Shares of common stock (par value $1.00 per share) (“Common Stock”) represented by properly executed proxies, if timely returned by mail, by telephone or by Internet, and not subsequently revoked, will be voted at the Annual Meeting in accordance with the shareholder’s instructions contained therein.  In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of the three (3) directors nominated by the Board of Directors and named in this proxy statement; FOR approval, on a non-binding, advisory basis, of the Corporation’s executive compensation; FOR ratification of Crowe, LLP as the Corporation's independent registered public accounting firm; and FOR approval of the amendment to the Corporation's Articles of Incorporation.

Any shareholder may revoke their proxy at any time before it is voted by filing written notice of revocation with the Secretary of the Corporation, by delivering to the Corporation a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If your shares of the Corporation’s Common Stock are held for you in a brokerage, bank, or other institutional account, you must obtain a proxy from that institution, bring it with you to the Annual Meeting, and submit it with your ballot in order to be able to vote your shares at the Annual Meeting.

The Board has fixed February 25, 2025, as the record date for shareholders entitled to notice of the Annual Meeting. Shares of Common Stock outstanding on the record date are entitled to be voted at the Annual Meeting, and the holders of record on the record date will have one vote for each share so held in the matters to be voted upon by the shareholders.  As of the close of business on February 25, 2025, the outstanding shares of the Corporation consisted of 18,326,672 shares of Common Stock.

The presence in person or by proxy of a majority of the shares of the Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast at a shareholders’ meeting with a quorum present. The three (3) persons who receive the greatest number of votes of the holders of Common Stock represented in person or by proxy at the Annual Meeting for the class of 2028 will be elected directors of the Corporation. Because this is an uncontested election, if a nominee for director does not receive a greater number of votes “for” their election than votes “withheld” from their election, the director shall promptly tender her or his resignation to the Board of Directors. The Board’s Governance and Nominating Committee (the "GNC") shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation or whether other action should be taken. The advisory approval of the Corporation’s executive compensation program and the ratification of the independent registered public accounting firm each require that the number of votes cast in favor of the proposal exceed the number of votes cast against. The proposal to amend the Corporation's Articles of Incorporation requires the affirmative vote of a majority of votes entitled to be cast on this proposal. Except as stated above regarding the presence of a quorum, abstentions and broker non-votes will have no effect on proposals 1, 2 and 3, but will have the effect of a vote against proposal 4.

If the shares you own are held in “street name” (that is, through a brokerage firm, bank, or other nominee) you may vote your shares by following the instructions provided by the nominee. As the record holder of your shares, your nominee is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions provided to you by your nominee, many of which offer the option of voting online or by telephone. Under the current rules of the NASDAQ Stock Market LLC or NASDAQ, if you do not give instructions to your nominee, it will only be able to vote your shares for the ratification of the independent registered public accounting firm, and it will be prohibited from voting your shares on the remaining matters brought before the meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board is currently comprised of eight (8) directors, including six (6) non-management directors, divided into three (3) classes with staggered terms: the class of 2025, consisting of three (3) directors; the class of 2026, consisting of two (2) directors; and the class of 2027, consisting of three (3) directors. Accordingly, three (3) directors will be elected to the class of 2028 and will serve until the 2028 Annual Meeting. The three (3) directors from the class of 2025 are each nominated for re-election into the class of 2028.

The Board has adopted a policy which requires that a nominee for director in an uncontested election who does not receive a greater number of votes “for” election than votes “withheld” promptly tender her or his resignation to the Board. The GNC shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation or whether other action should be taken.  The full text of this policy can be found in the Governance and Nominating Committee Charter available on the Corporation's website www.firstcommunitybank.com under Investor Relations.

In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, all proxy votes for that individual will be voted for an alternate nominee designated by the present Board to fill the vacancy. Unless contrary instructions are given by a shareholder who signs and returns a proxy, in the event more than three (3) persons are nominated for election as directors, the proxy holder shall assume the shareholder intended to vote all shares represented by that proxy for the nominees listed herein, or for any alternates nominated by the Board. All nominees named herein have consented to be named and to serve as directors if elected.

As defined by Item 401(d) of Regulation S-K, no director or executive officer of the Corporation is closely related to any other director or executive officer of the Corporation by blood, marriage, or adoption.

The table set forth below describes each director and nominee, including their age; the applicable director class, which is based upon the year in which their term of service expires; and title. A biography describing each director’s and each nominee’s qualifications and business background is set forth below the table. The Corporation does not know of any reason why any nominee would be unable to serve as a director.

Members of the Corporation’s Board of Directors are expected to have the appropriate skills and characteristics necessary to function in the Corporation’s current operating environment and contribute to its future direction and strategies. These include legal, financial, management and other relevant skills. In addition, the Corporation looks to achieve a diversified Board, including members with varying experience, age, perspective, residence, background, and other demographic characteristics. All members of the Corporation’s Board also serve as directors for the board of the Corporation’s banking subsidiary.

Name and Title	Age	Director of Corporation Since	Class of Directors
C. William Davis, Director	77	2015	2027
Samuel L. Elmore, Director Nominee	78	2013	2025
Richard S. Johnson, Director Nominee	75	2008	2025
Gary R. Mills, President and Director	57	2016	2026
Harriet B. Price, Director	62	2021	2027
M. Adam Sarver, Director	48	2015	2026
William P. Stafford, II, Chief Executive Officer and Director (Chairman)	61	1994	2027
Beth A. Taylor, Director Nominee	69	2022	2025

DIRECTOR NOMINEES FOR THE CLASS OF 2028

Samuel L. Elmore, Former Executive Vice President and Chief Credit Officer, First Community Bank, Beckley, West Virginia.

Mr. Elmore received a Bachelor of Science in Business Management and Marketing in 1970 from the University of Charleston. Prior to joining First Community Bank, Mr. Elmore served as President, Citizens Southern Bank, Beckley, West Virginia; President and Chief Executive Officer, Charleston National Bank, Charleston, West Virginia; Vice President, Key Centurion Bancshares, Huntington, West Virginia; and President and Chief Operations Officer, Beckley National Bank, Beckley, West Virginia. Mr. Elmore also served in the United States Army from 1964 to 1967. Mr. Elmore is the Vice Chairman and Lead Independent Director of First Community Bankshares, Inc. and the Board of First Community Bank.  He has previously served on the Boards of The United Way of Beckley, Beckley Area Foundation, Raleigh General Hospital, Raleigh County Community Action, Pinecrest Development Corporation, Raleigh County Commission on Aging, and the Virginia’s Automated Clearing House Association.

Mr. Elmore’s relevant experience qualifying him for service as a director includes: more than forty (40) years of experience in the community banking industry, including service as an auditor, Chief Executive Officer, President, Chief Operations Officer, Chief Financial Officer, and Chief Credit Officer; prior experience with acquisitions and mergers; and experience in a variety of offices held with increasing management responsibilities during his banking career.

Richard S. Johnson, Chairman, President and Chief Executive Officer, The Wilton Companies, Richmond, Virginia.

Mr. Johnson earned a Bachelor of Science in Business Administration from the University of Richmond, Richmond, Virginia in 1973, with concentrations in Economics and Finance, and graduated with a Master of Science from Virginia Commonwealth University, Richmond, Virginia in 1977, with a concentration in Real Estate and Urban Land Development.  Mr. Johnson has been the President and Chief Executive Officer of The Wilton Companies, a real estate investment, development, brokerage and management group of companies, since 2002. He assumed the role of Chairman of The Wilton Companies in 2010.  Prior to joining The Wilton Companies, Mr. Johnson served as President of Southern Financial Corp. of Virginia from 1985 to 2002 and Chairman of the Board of Southern Title Insurance Corporation from 1980 to 1985.  Mr. Johnson currently serves as a Director of First Community Bankshares, Inc., First Community Bank, The Wilton Companies, Inc.,  The Wilton Companies, LLC., and numerous subsidiaries of the Wilton Companies.  Mr. Johnson serves as a Director of the American Civil War Museum.  Mr. Johnson also serves as the Director Emeritus of Ducks Unlimited, Inc. and further serves as Emeritus Trustee of the Board of Trustees for the University of Richmond.  He has previously served as a director/trustee of the State Fair of Virginia, the Children’s Museum of Richmond, Omicron Delta Kappa, a National collegiate honor society, Ducks Unlimited Canada, Landmark Apartment Trust of America, and the City of Richmond Economic Development Authority, where he previously held the seat of Chairman.

Mr. Johnson’s relevant experience qualifying him for service as a director includes his background in: long-range planning, various aspects of mortgage underwriting, marketing, and mortgage portfolio servicing; previously chairing the Economic Development Authority of the City of Richmond, Virginia; past service as a director and Finance Committee member of Ducks Unlimited, Inc. and Ducks Unlimited Canada; having served in various state and national senior officers roles with Ducks Unlimited, Inc., including without limitation member of the Finance and Audit Subcommittee and most recently Assistant Treasurer; and previous service as a director and Audit Committee member of the Apartment Trust of America.

Beth A. Taylor, Mayor of the Town of Wytheville, Virginia.

Dr. Taylor earned a Nursing Degree from Samford University in Birmingham, Alabama in 1976 and a Bachelor of Science from University of Alabama in Birmingham, Alabama in 1985.  She then attended medical school at the University of South Alabama in Mobile, Alabama, earning her Doctor of Medicine in 1989.  She also received certifications in Internal Medicine (1992) and Gastroenterology (1995) from the University of South Alabama.  Dr. Taylor spent her medical career in private practice, focusing on gastroenterology.  She retired from medical practice in 2015.

In August 2016, Dr. Taylor was elected to the Town Council of the Town of Wytheville, Virginia and on July 30, 2018, she was elected as the first female Mayor of the Town of Wytheville, Virginia.  In January 2023, Dr. Taylor was re-elected as Mayor of Wytheville for another four (4) year term.  During her tenure with the Town, Dr. Taylor has, at various times, served on multiple committees, including, without limitation the Crossroads Regional Industrial Development Authority, District Three Committee, Beautification Committee, Budget and Finance Committee, and Tree Advisory Committee.   She also routinely attends meetings of the Joint Industry Development Authority and the Regional Water Authority and Planning Commission.  She also serves as the Trustee and a member of the Financial Committee of St. John's Church.  Dr. Taylor currently serves on the Boards of both the Corporation and First Community Bank.

Dr. Taylor’s relevant experience qualifying her for service as a director includes a broad range of business, financial, and related experience obtained while in private medical practice; extensive civic and community service; and extensive municipal government service, including service directly related to community development activities.

The Board of Directors unanimously recommends a vote FOR the nominees set forth above.

INCUMBENT DIRECTORS

C. William Davis, Attorney, Richardson & Davis, PLLC, Bluefield, West Virginia.

Mr. Davis was appointed to serve on the Board on August 25, 2015. Mr. Davis graduated from the Virginia Military Institute in 1970, with a Bachelor of Science in Civil Engineering and from Washington & Lee University School of Law in 1973, with a Juris Doctor degree. Mr. Davis is a member of Richardson & Davis, PLLC and practices law, primarily in the areas of civil litigation, commercial transactions, trusts and estates, and banking. Mr. Davis has served as a Director of the Corporation since 2015, of the Corporation’s banking subsidiary since 1990, and of a predecessor bank from 1987 to 1990. Mr. Davis has served as a Director for a variety of business and professional organizations in the region, including Bluefield Supply Company, Flat Top Insurance Agency, the Defense Trial Counsel of West Virginia, Inc., and the West Virginia State Bar Board of Governors.

Mr. Davis’ relevant experience qualifying him for service as a director includes: a broad range of business, legal, banking, and regulatory related issues encountered in the practice of law; extensive civic and community service; and more than thirty-five (35) years of board service in the banking industry.

Gary R. Mills, President, First Community Bankshares, Inc. and Chief Executive Officer and President, First Community Bank, Bluefield, Virginia.

Mr. Mills has served as President of the Corporation since August 31, 2013 and currently serves as Chief Executive Officer and President of First Community Bank. Mr. Mills has been employed by the Corporation and/or one of its subsidiaries since 1998. Mr. Mills served as Market President of the Princeton Division of First Community Bank from 1998 until 2005, Senior Vice President of Credit Administration from 2005 to 2006, and most recently as Chief Credit Officer from 2007 until his appointment as Chief Executive Officer. Mr. Mills is a Certified Public Accountant and holds a Bachelor of Science in Business Administration with a concentration in Accounting from Concord College (now University).

Mr. Mills’ relevant experience qualifying him for service as a director includes: more than thirty (30) years of experience in the financial services industry; extensive civic and community involvement; and more than ten (10) years of board service for the Corporation’s banking subsidiary.

Harriet B. Price, Chief Financial Officer, Price-Williams Realty, Inc., Radford, Virginia.

Ms. Price was appointed to serve on the Boards of both the Corporation and First Community Bank effective January 1, 2021. Ms. Price received a Bachelor of Science in Accounting from Virginia Polytechnic Institute and State University. She is a certified public accountant and active in the executive management of Price-Williams Realty, Inc.  In 2024, Ms. Price completed the Bank Director Certification Program.

Ms. Price takes pride in serving her community through her mentoring of students in accounting at Virginia Tech and Radford University over the past twenty-five years, previously serving on the City of Radford Executive Chamber Board, and volunteering in Radford City Schools.

Ms. Price’s relevant experience qualifying her for service as a director includes: more than twenty-five (25) years’ experience in business management and accounting and extensive civic and community service.

M. Adam Sarver, Real Estate Developer and Businessman, Princeton, West Virginia.

Mr. Sarver was appointed to serve on the Board on August 25, 2015. Mr. Sarver received his Bachelor of Science in Communication Studies in 2000 from West Virginia University. Mr. Sarver has served on the Board of Directors of the Corporation’s banking subsidiary since 2014. He owns and manages several businesses in Southern West Virginia including Main Street Builders, LLC; Eastern Door & Glass, LLC; Longview Properties, LLC; Clover Leaf Properties, LLC; and Eastern Aluminum Fabrication, LLC, which are focused on real estate development coupled with residential and commercial construction and development. Mr. Sarver serves as a Director of the H. P. and Anne S. Hunnicutt Foundation, Inc.  Mr. Sarver also currently serves as a Director for a variety of other businesses, civic and charitable organizations in the region, including the Tiger Athletic Foundation, Princeton Salvation Army Advisory Board (past Chairman) and the First United Methodist Church. He was previously a Director for the Princeton – Mercer County Chamber of Commerce.

Mr. Sarver’s relevant experience qualifying him for service as a director includes: a broad range of business, financial, and related experience associated with operating multiple business interests and extensive civic and community service on a variety of boards.

William P. Stafford, II, Chief Executive Officer, First Community Bankshares, Inc., Bluefield, Virginia and Attorney, Brewster Morhous PLLC, Bluefield, West Virginia.

Mr. Stafford is a graduate of Virginia Polytechnic Institute and State University, Blacksburg, Virginia, and holds a Bachelor of Science in Mechanical Engineering. He also holds a Juris Doctor, cum laude, from Washington & Lee University School of Law, Lexington, Virginia. Mr. Stafford is a member of Brewster Morhous PLLC and practices law on a limited basis primarily in the areas of commercial transactions, commercial lending, banking, creditor’s rights, and trusts and estates.  Mr. Stafford has served as Chief Executive Officer of the Corporation since his appointment by the Board in August 2013. He currently serves as Chairman of the Board of the Corporation and Chairman of the Board of the Corporation’s banking subsidiary. Mr. Stafford serves as Director and Corporate Secretary of the H. P. and Anne S. Hunnicutt Foundation, Inc., Princeton Machinery Service, Inc., and Melrose Enterprises, Ltd. He is a member of Stafford Farms, LLC, Vermillion Development, LLC, and Walnut Hill, LLC, which include real estate and agricultural holdings. Mr. Stafford has served, and continues to serve, on numerous civic and community service boards and commissions.

Mr. Stafford’s relevant experience qualifying him for service as a director includes: a broad range of regulatory, business, legal and banking related issues encountered in the practice of law and personal business endeavors; extensive state and municipal government service; extensive civic and community service; service as an executive officer of the Corporation since 2013; and service as a member of the Board of Directors of the Corporation since 1994.

Director Qualifications and Experience

The GNC is committed to presenting for shareholder consideration a slate of nominees who, taken together with current Directors, have the experience, qualifications, attributes, and skills appropriate for functioning effectively as a board and as liaisons to the customers and communities the Corporation serves. The GNC regularly reviews the composition of the Board in light of the Corporation’s evolving needs, its assessment of the Board’s performance, and the input of shareholders. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the GNC considers a number of criteria, including, but not limited to, the candidate’s integrity, business acumen, age, experience, education, involvement in the communities served by the Corporation, relationships and familiarity with the Corporation’s customers, commitment to the Corporation, diligence, geographic representation, conflicts of interest, strong professional reputation and record of achievement, constructive and collegial personal attributes, significant investment in or experience with the Corporation, ability and commitment to devote sufficient time and energy to Board service, and ability to act in the interests of all shareholders, rather than focusing on representation of a particular group, issue or interest. Additionally, the GNC must ensure that the composition of the Board and its committees satisfies SEC, NASDAQ, and banking regulatory standards, including those related to director independence. Further examples of individual qualifications and experience considered by the GNC include the candidate’s professional standing in their chosen field and in the communities served by the Corporation, expertise in the financial services industry, civic and community involvement in the communities served by the Corporation, leadership skills, and intelligence. The GNC also strives to accomplish broad geographic representation from the communities and markets the Corporation serves and seeks candidates who can help ensure the Board remains knowledgeable and intimately involved in the banking affairs of those customers and communities. The GNC also seeks candidates with a representative mix of skills in finance, technology, marketing, community and business affairs, human resources, and governance.

The GNC seeks to ensure that there is diversity of thought among directors. Having diversity of thought results in more thorough analysis of each issue and better decisions, which in the long-term results in greater shareholder value. The GNC believes that diversity of thought stems from many factors, including professional experience, life experience, socio-economic background, gender, race, religion, nationality, skill set, and geographic representation. The GNC does not assign specific weights to particular factors, and no particular factor is necessarily applicable to all prospective nominees. The Corporation believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities. The diversity of the Board is evaluated on a continuing basis by assessing whether varying viewpoints are routinely presented, evaluating the individual performance and contributions of each Director, and ensuring that varying perspectives are presented on key issues.

Recommendations for Director Candidates

The GNC’s practice is to consider all shareholder recommendations for director candidates which are received prior to February 15th each year. Any such recommendations should be sent to the GNC, c/o Secretary of First Community Bankshares, Inc., P. O. Box 989, Bluefield, Virginia 24605-0989. The Corporation believes that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders. The GNC also considers candidates recommended by current directors, officers, employees, and others. The GNC evaluates all nominees for director in the same manner and typically bases its initial review on any written materials submitted with respect to the candidate.

NON-DIRECTOR NAMED EXECUTIVE OFFICERS

Named executive officers who are not directors of the Corporation, including their title, age, and year they became an officer of the Corporation, are set forth in the chart below, which is followed by a brief biography describing each named executive officer’s business experience.

Name and Title	Age	Executive of the Corporation Since
Jason R. Belcher, Chief Operating Officer of Corporation and of First Community Bank	48	2016
David D. Brown, Chief Financial Officer of Corporation and of First Community Bank	50	2006
Sarah W. Harmon, Chief Administrative Officer, General Counsel, and Secretary of Corporation and of First Community Bank	42	2018

Jason R. Belcher, Chief Operating Officer of the Corporation and First Community Bank.

Mr. Belcher has served as an officer of First Community Bank since March 2, 2015, having previously served as Chief Risk Officer and Chief Administrative Officer. Mr. Belcher assumed the role of Chief Operating Officer of the Corporation on January 1, 2020. He has been employed by the Corporation’s banking subsidiary since 2005, in various roles including Market President, Finance and Tax Director, and Treasurer. Mr. Belcher, a Certified Public Accountant, earned his Bachelor of Science in Business Administration from West Virginia University in 1999 and a Master of Accounting and Information Systems Degree from Virginia Polytechnic Institute and State University in 2006.  In his community, Mr. Belcher serves in various roles for his church, including as a Deacon and as a member of the Church Officers Committee. Mr. Belcher is a long time mentor to student athletes in his community and has previously coached several league and middle school football, soccer, and basketball teams.  He currently serves as a high school football coach and serves on the Board of Directors of the Tiger Athletic Foundation in Princeton, West Virginia.

David D. Brown, Chief Financial Officer of the Corporation and First Community Bank.

Mr. Brown has been Chief Financial Officer of the Corporation and First Community Bank since May 2006 and has been employed by the Corporation and/or one of its subsidiaries since 2005. Prior to joining the Corporation, Mr. Brown served in various positions including Corporate Auditor of United Bankshares, Inc. from 1999 to 2005. From 1997 to 1999, Mr. Brown practiced in the field of public accounting, concentrating his work on tax, accounting, and auditing across a variety of industries. Mr. Brown is a Certified Public Accountant and holds Master of Public Accountancy and Bachelor of Science degrees from West Virginia University.  Mr. Brown is a member of the American Institute of Certified Public Accountants and the West Virginia Society of Certified Public Accountants. In his community, Mr. Brown serves on the Carlock Pruett Athletic Foundation Board and previously served on the board of the Bluefield, Virginia Little League.  He has also coached middle school and Little League baseball and serves as a Virginia State Little League umpire.

Sarah W. Harmon, Chief Administrative Officer, General Counsel, and Secretary of the Corporation and First Community Bank.

Ms. Harmon has been employed by the Corporation’s banking subsidiary since 2013. She has served as General Counsel of First Community Bank since 2018 and General Counsel of the Corporation since 2020.  In 2021, Ms. Harmon was appointed Chief Administrative Officer for the Corporation and First Community Bank. In addition to her traditional General Counsel duties, Ms. Harmon provides executive oversight to the legal, compliance, and human resources departments. Ms. Harmon earned her Bachelor of Arts in the Interdisciplinary Studies of Behavioral Science and Business from Concord College (now University) in 2002, graduating summa cum laude as Valedictorian, her Juris Doctorate from Washington and Lee School of Law in 2006, graduating cum laude, and her Master of Business Administration from West Virginia University in 2017.  Since March 2021, Ms. Harmon has served as the District 10 Representative for the West Virginia State Bar Board of Governors, which includes service on various sub-committees. Since 2018, she has been a member of the ABA General Counsel Group; the Virginia Bankers Association Legal Affairs Committee, which she currently chairs; and the West Virginia Bankers Association Legislative Affairs and Government Relations Committee, which she previously chaired.  She has previously served as the Legislative Director for the Society for Human Resource Management, Appalachian Chapter of the Virginias Board of Directors and remains a member.  Ms. Harmon is involved in her community through volunteering and other support of local schools and youth athletics, and participation in civic and community events.  She previously served on the Board of Directors for Mother Goose Child Care Center.

OTHER KEY OFFICERS

In addition to the Corporation’s named executive officers, certain other key officers and executives of subsidiaries (collectively, the “Executive Management Team”) are integral to the smooth operation and continued success of the Corporation and its subsidiaries. Each member of the Executive Management Team is responsible for the oversight of several functional business units of the Corporation’s banking subsidiary and is primarily responsible for assessing and managing the Corporation’s risk exposure, under the supervision of the Board and its committees. In addition to the named executive officers, the Executive Management Team consists of the following officers of First Community Bank (the "Bank") and/or other subsidiaries:

Tamara L. Abel, Chief Mortgage Banking Officer of First Community Bank.

Ms. Abel has been employed by the Corporation’s banking subsidiary since 2003, having over twenty (20) years of experience in the banking industry. Previous roles include credit analyst, business development officer, small business lending, loan review manager, and vice president of credit administration.  As the Chief Mortgage Banking Officer (formerly, Senior Vice President - Mortgage Banking), Ms. Abel is responsible for the oversight and management of the Bank's mortgage banking operations, including development of policies and procedures that govern mortgage product design and underwriting criteria, compliance with applicable laws and regulations, origination of mortgage loans, and the direct supervision of the Mortgage Executive and the Mortgage Credit Executive. Ms. Abel obtained a Bachelor of Science in Business Administration with a concentration in Accounting from Concord College (now University) in 1986.

Derek A. Bonnett, Chief Risk Officer of the Corporation and First Community Bank.

Mr. Bonnett has been employed by the Corporation since 2016, having served as the Director of Internal Audit until being named the Chief Risk Officer in 2021.  He has over fourteen (14) years of experience providing risk management advice, insight, and assurance to financial institutions.  In his current role, Mr. Bonnett is responsible for oversight and administration of the Bank's enterprise risk management (ERM) program to ensure alignment of strategy and operations. Mr. Bonnett is a Certified Public Accountant, Certified Internal Auditor, and Certified Information Systems Auditor.  He holds a Bachelor of Science in Business Administration with a concentration in Accounting obtained from Concord University in 2010, from which he graduated valedictorian of his class.  He is a recipient of the Executive Leadership Certificate from the University of Pennsylvania’s Wharton School of Business and is a graduate, volunteer, and Capstone Advisor to students of the American Bankers Association’s Stonier Graduate School of Banking.

Amy S. Hall, Chief Retail Banking Officer of First Community Bank.

Ms. Hall has been employed by the Corporation’s banking subsidiary, or a predecessor bank, since 1993 and served as Director of Branch Administration from 2012 to 2021 when she was named Chief Customer Service Officer.  In 2023, Ms. Hall assumed the duties of the Chief Retail Banking Officer.  As Chief Retail Banking Officer, Ms. Hall provides oversight to all functions of the branch network's deposit and retail loan operations and provides executive oversight of all market staff training, all operational procedures, and market network support. In addition, Ms. Hall is responsible for executive oversight of the banking subsidiary's Customer Care Center. Ms. Hall obtained her Associate Degree in Business Administration from Wilkes Community College in 1989.

Samuel G. Hill, Chief Wealth Management Officer and Senior Trust Officer of First Community Bank.

Mr. Hill has been employed by the Corporation’s banking subsidiary since 2006 and has served in his current role since 2010 (previously Senior Vice President and Senior Trust Officer). In addition to overseeing the Bank’s trust department, Mr. Hill serves as the President of the Bank’s insurance subsidiary, First Community Insurance Services, and the Bank's wealth management subsidiary, First Community Wealth Management, Inc. ("FCWM").  He has been employed by FCWM or its predecessor since 1992, and directly provides financial advising services to wealth management clients. Mr. Hill obtained his Bachelor of Science in Business Administration with a concentration in Accounting from Concord College (now University) in 1990 and holds a Master of Business Administration from West Virginia University obtained in 1999. Mr. Hill is a Certified Public Accountant, is a graduate of Cannon Trust School, and holds FINRA Series 7 and Series 63 securities licenses.

William C. Hopkins, Chief Commercial Banking Officer of First Community Bank.

Mr. Hopkins has been employed by the Corporation’s banking subsidiary since 1996, served as a Regional President of the Bank from 2014 to 2021, and was named Chief Commercial Banking Officer in 2021 when the Bank transitioned from a regional banking management structure to a line of business structure.  Previous roles include auditor, credit analyst, corporate strategist, commercial loan officer, commercial sales leader, and market president. As Chief Commercial Banking Officer, Mr. Hopkins provides oversight to all functions of the branch network's commercial lending and deposit functions.  Mr. Hopkins is also the executive responsible for oversight of commercial credit documentation quality control and the Bank's treasury services function.  Mr. Hopkins holds a Bachelor of Science in Business with a concentration in Accounting and Finance obtained from Concord College (now University) in 1995. He has also completed the ABA Commercial Lending School and the Wachovia Commercial Lending School.

Jeffrey D. Noble, Chief Credit Officer of First Community Bank.

Mr. Noble has served the Corporation’s banking subsidiary in various roles for more than thirty-five (35) years and has held his current position since 2013. In this role, Mr. Noble is responsible for the supervision of personnel, policies, procedures, and documentation for the Corporation’s credit administration function, inclusive of Consumer Lending, Small Business Lending, Commercial Lending, Appraisal Services, and Special Assets. Mr. Noble holds a Bachelor of Science in Business Administration with a concentration in Accounting, obtained from Concord College (now University) in 1986. He is also a graduate of the West Virginia School of Banking, RMA Commercial Lending School, and RMA Lending to Small Business School.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board regularly reviews corporate governance developments and considers modifications to clarify and augment the Board’s processes, including those relating to risk oversight.

The Board’s Role in Risk Oversight. The Board believes that each member has a responsibility to monitor and manage risks faced by the Corporation. At a minimum, this requires members of the Board to have detailed and individual knowledge of the communities served by the Corporation that the member represents, be actively engaged in Board discussions, review materials provided to them, and know when it is appropriate to request further information from management and/or engage the assistance of outside advisors. Furthermore, because the banking industry is highly regulated, each member should have working knowledge of certain risks to the Corporation monitored by the Board through its committees, and otherwise, including the Corporation’s compliance with regulations set forth by its regulatory authorities, including recommendations contained in regulatory examinations.

Because the Corporation believes risk oversight is the responsibility of each member of the Board, it does not concentrate the Board’s responsibility for risk oversight in a single committee. Instead, each committee concentrates on specific risks for which it possesses relevant information and expertise, and each committee regularly reports to the Board on its findings. For example, the Audit, Compliance, and Enterprise Risk Committee (the “ACER Committee”) regularly monitors the Corporation’s internal controls over financial reporting; the Asset/Liability Management Committee of the Corporation’s banking subsidiary monitors liquidity and interest rate risk; the Information Systems Steering Committee of the Corporation’s banking subsidiary monitors information technology and operations risk; and the Corporation’s Compensation and Retirement Committee (the "CRC") monitors risks associated with the design and administration of employee compensation and benefit plans.

Independence of Directors

The Board annually reviews the relationships of each of its members with the Corporation to determine whether each director is independent. This determination is based on both subjective and objective criteria developed by the NASDAQ listing standards and the SEC rules. Factors considered include, but are not limited to: each Director’s employment history with the Corporation, if any, and compensation paid by the Corporation to each Director or their family members, if any.  For 2024, the report of the GNC indicates that no related party transaction with any Director constitutes a material relationship with the Corporation. After considering each Director’s individual circumstance, the Board determined that no circumstance or relationship exists which, alone or in aggregate, would interfere with the exercise of independent judgment by Directors C. William Davis, Samuel L. Elmore, Richard S. Johnson, Harriet B. Price, M. Adam Sarver, and Beth A. Taylor. Accordingly, these Directors and nominees are considered independent. Directors Stafford and Mills are not independent solely because they are executive officers of the Corporation.

SEC Rules and/or NASDAQ listing standards contain additional requirements for members of the ACER Committee, the CRC, and the GNC. All of the directors serving on these committees are independent under the additional requirements applicable to each such committee.

The Board of Directors and Board Meetings

Board Leadership Structure. William P. Stafford, II currently serves as Chief Executive Officer of the Corporation and as Chairman of the Board. The role of the Chief Executive Officer is to set the strategic direction for the Corporation and manage its performance, while the Chairman of the Board is tasked with setting the agenda for Board meetings and presiding over meetings of the Board. The Board believes combining the roles of Chief Executive Officer and Chairman is in the best interests of the Corporation at this time, as doing so best positions the Corporation to carry out its strategic plan for core growth and enhanced performance; provides for greater accountability and transparency; enhances oversight of operations; and provides for greater Board involvement. However, in making this decision, the Board is not unmindful of the corporate governance objectives that are sometimes achieved through bifurcation of the Chairman and Chief Executive Officer roles. To achieve those corporate governance objectives, the Board has bifurcated the positions of Chief Executive Officer of the Corporation and Chief Executive Officer of First Community Bank, the Corporation’s banking subsidiary, which is its primary operating entity. Gary R. Mills serves as Chief Executive Officer and President of First Community Bank, supervises all bank operations, and manages its performance. Both Mr. Stafford and Mr. Mills work closely with the Board and its committees in their respective areas of responsibility. The Board believes, under the present circumstances particular to the Corporation, that this structure better achieves the desired corporate governance objectives set forth above, and others. Further, the Board has appointed Director Elmore as the Lead Independent Director and Vice Chairman of the Board. Director Elmore, as Lead Independent Director, serves as Chairman of meetings of the independent directors, provides input on the design of the Board itself, leads the Asset Liability Management Committee and associated process, and ensures that the interests of shareholders remain primary on any issue where management might have conflicting interests with those of shareholders, such as matters related to executive compensation.

Standards of Conduct. All directors, named executive officers, and other employees of the Corporation must act ethically at all times in accordance with the policies comprising the Corporation’s Standards of Conduct (the “Standards”), which are available at the Corporation’s website www.firstcommunitybank.com under Investor Relations. Certification of compliance with the Standards is required annually. Only the Board of Directors may waive a provision of the Standards for directors or named executive officers and will only do so for just cause in an instance where the underlying ethical objective will not be violated. No waivers were granted to any director or named executive officer during 2024. Amendments to the Standards are published on the Corporation’s website, as required by SEC rules. If an actual or potential violation of the Standards, including a conflict of interest, arises for a director, the director must promptly inform the Board.

Communicating Concerns to Directors. The ACER Committee and the non-management directors have established procedures to enable any employee who has a concern about accounting, internal accounting controls, or auditing matters related to the Corporation to communicate that concern directly to the Board through an e-mail or written notification directed to the Chairman of the ACER Committee. Such communications may be confidential or anonymous. During orientation, employees are informed how to submit such communications.  The Whistleblower Policy is provided in the employee handbook and on the Corporation’s Intranet, and a notice regarding the same is posted on bulletin boards at each location of the Corporation and its subsidiaries. The status of any unresolved concern is reported to the non-management directors of the Board periodically by the Chairman of the ACER Committee.

Shareholder Communications. Shareholders may communicate with all or any member of the Board by addressing correspondence to the Board or to the individual director. Shareholders may address such communication to Secretary, First Community Bankshares, Inc., P. O. Box 989, Bluefield, Virginia 24605-0989.  All communications so addressed will be forwarded to the Chairman of the Board or to the individual director to whom such correspondence is directed, without exception.

Board Meetings. In 2024, the Board held nine (9) regular meetings and two (2) special meetings. No member attended fewer than seventy-five percent (75%) of the Board meetings or meetings of the committee(s) on which the member sits. Each director is expected to attend all regularly scheduled Board, committee, and shareholder meetings. It is the Board’s policy that the directors should attend the Annual Meeting absent exceptional circumstances. All then-current directors attended the 2024 Annual Meeting.

Meetings of Independent Directors.  Meetings of the independent directors allow Board members to speak freely about all issues related to the Corporation, including those related to Messers. Stafford or Mills, or any member of management, outside their presence, without management input.  The non-management directors met without any management director or other employee present on two (2) occasions in 2024.

First Community Bank Board. The Bank is a Virginia chartered commercial banking corporation and the Corporation’s primary operating subsidiary. The Corporation conducts its banking operations, which constitute the overwhelming majority of its activities, exclusively through First Community Bank. The Board is aided in the governance and operation of its banking subsidiary by the board of directors of First Community Bank (the “Bank Directors”). The Bank Directors currently consist of the directors of the Corporation and ten (10) additional individuals with experience, qualifications, attributes, and skills appropriate for governing a community bank. In addition, due to their involvement in the communities served by the Corporation, the Bank Directors are uniquely positioned to advise the Executive Management Team regarding community banking matters. The GNC regularly reviews the composition of the Bank board of directors in light of the Bank’s evolving needs, its assessment of the Bank Directors’ performance, and the markets in which the Bank operates. In considering whether to recommend any candidate for election to the Bank board of directors, the GNC considers many of the same criteria as when considering candidates for the Board of Directors, including but not limited to, the candidate’s integrity, reputation, business acumen, age, education, involvement in the communities served by the Bank, relationships and familiarity with the Bank’s customers, potential conflicts of interest, constructive and collegial personal attributes, knowledge of banking regulatory matters, as well as the candidate’s general experience and expertise in the financial services industry and civic and community involvement.  As with the Board, the GNC seeks to ensure that there is diversity of thought among directors, which stems from many factors, including professional experience, life experience, socio-economic background, skill set, geographic representation, and other demographic characteristics. The GNC also strives to accomplish broad geographic representation from the communities and markets the Bank serves and seeks candidates who can help ensure the Bank Directors remain intimately involved in the banking affairs of the Bank’s customers and communities.

In addition to the Board committees mentioned previously, the Bank maintains several standing committees, including, without limitation, Loan Committee (which oversees lending matters), Asset Liability Management Committee (which oversees management of the Bank’s balance sheet), Trust Committee (which oversees trust and investment matters), and Information Systems Steering Committee (which oversees information technology matters, including digital information systems, cyber security, and payment channels). Both Corporation Directors and Bank Directors serve on each Bank-level committee, providing oversight to that committee’s respective area of operation.

Board Committees

The Board has four (4) standing committees: the ACER Committee, the CRC, the GNC, and the Executive Committee. For each of these committees, except the Executive Committee, the Board has adopted a written charter, a current copy of which is available for review and/or printing on the Corporation’s website at www.firstcommunitybank.com under Investor Relations. Each such charter is reviewed and approved annually by the relevant committee and by the Board.

Audit Compliance and Enterprise Risk Committee. The ACER Committee combines the functions of an audit committee with those of a compliance and enterprise risk committee to provide members a more holistic view of the financial, legal, and regulatory risks affecting the Corporation and its banking subsidiary.

The current members of the ACER Committee are Director Johnson, who chairs the Committee; Director Elmore; Director Price; Director Sarver; and Director Taylor. All members of the ACER Committee are independent. Director Johnson is the audit committee financial expert, as the SEC defines that term and as the Board interprets such qualification in its business judgment consistent with such definition. The ACER Committee is primarily concerned with the integrity of the Corporation’s financial statements, the independence, qualifications, and performance of the Corporation's independent registered public accounting firm, and the performance of the Corporation’s internal audit function. Its duties and responsibilities also include: (1) selection and oversight of the independent registered public accounting firm; (2) review of the scope of the audit to be conducted by the independent registered public accounting firm, as well as the results of that audit; (3) oversight of the Corporation’s financial reporting activities, including the annual report and the accounting standards and principles followed; (4) consultation with the Executive Management Team and other senior employees regarding risk assessment and risk management policies and practices, including the steps taken by management to monitor and mitigate such risks; (5) approval of audit and non-audit services provided to the Corporation by the independent registered public accounting firm; (6) review of the scope of the Corporation’s internal audit function and internal controls; and (7) oversight of regulatory compliance and enterprise risk management. The ACER Committee held eleven (11) meetings during 2024.  The ACER Committee's report is on page 44.

Executive Committee. The current members of the Executive Committee are Director Stafford, who chairs the Committee; Director Davis; Director Elmore; Director Johnson; Director Mills; Director Price; Director Sarver; and Director Taylor. The Executive Committee met at least two (2) times in 2024. The Committee, subject to the supervision and control by the Board of Directors, has been delegated substantially all of the powers of the Board to act between meetings of the Board, except for certain matters reserved to the Board by law.

Compensation and Retirement Committee. The current members of the CRC are Director Davis, who chairs the Committee; Director Johnson; and Director Elmore. All members of the CRC are independent. The CRC’s primary duties and responsibilities are to: (1) review, evaluate, and determine annually compensation of the Chief Executive Officer and President; (2) review, evaluate, and approve annually compensation of each other named executive officer; (3) review, evaluate, and approve annually compensation of the other members of the Executive Management Team; (4) review, evaluate, and approve all incentive and equity-based compensation; and (5)  review, evaluate, and approve the proxy statement Compensation Discussion and Analysis and the CRC report. While the CRC receives input from the Chief Executive Officer and President, who play a significant role in setting compensation of other members of management, the ultimate decision regarding compensation of the named executive officers rests with the CRC. Further, the Chief Executive Officer and President do not participate in setting their respective compensation. For a full discussion of the CRC and management’s respective roles administering the executive compensation program, please see the Compensation Discussion and Analysis. The CRC does not delegate any of its responsibilities to subcommittees, except as it relates to the day-to-day administration of benefit plans. The CRC held six (6) meetings in 2024. The CRC’s report is on page 26.

Compensation and Retirement Committee Interlocks and Insider Participation. None of the members of the CRC are or were formerly employed by the Corporation or any of its subsidiaries in the last completed fiscal year. None of the named executive officers of the Corporation currently serve or previously served on any compensation committee or any board of directors of another company of which any of the Corporation’s Board members were also an executive officer.

Anti-Hedging Policy

All of the Corporation’s directors, officers and employees are subject to the First Community Bankshares, Inc. Insider Trading Policy. The Insider Trading Policy provides that insiders (defined as directors, officers, employees, independent contractors, and any others in a special relationship with the Corporation, such as auditors, consultants or attorneys, who possess material, non-public information) and their related persons may not engage in any transactions that suggest they are speculating in the Corporation’s securities. The Insider Trading Policy discourages insiders from engaging in hedging transactions, such as “cashless” collars, forward sales, equity swaps and other similar arrangements and requires that any such transaction be carefully reviewed and approved by the Insider Trading Officer (the General Counsel of the Corporation or their designee) prior to the insider entering into such transaction. The Insider Trading Policy also specifically prohibits insiders and their related persons from trading in options, warrants, puts and calls or similar instruments on Corporation securities or selling Corporation securities “short” or “selling against the box" and from holding Corporation securities in margin accounts. The Insider Trading Policy contains an addendum with more restrictive requirements, including a prohibition on trading during standard quarterly blackout periods, that apply to certain designated insiders, including executive officers and directors.

Purpose & Vision of First Community Bank

At First Community Bank, our Purpose is the passionate pursuant of excellence in community banking.  Our Vision is to be the bank of choice, employer of choice, and investment of choice in our communities.

Bank of Choice.  To be the bank of choice in our communities, we are on a mission to understand and anticipate customer and community financial needs and preferences by learning from our customers and engaging with our communities.  We help our customers achieve their financial goals and objectives and solve their financial problems by providing workable solutions delivered in a professional manner by friendly, knowledgeable people and convenient, reliable systems.  In furtherance of our desire to help our communities, in 2024, we contributed more than $359,909 to the communities we serve, over $49,350 of which was through our matching gifts program, an employee benefit designed to enhance employee charitable giving to qualified charitable organizations. Contributions supported the efforts of community organizations that promote literacy; aid in revitalization; lead the fight against substance abuse, homelessness, and hunger; save animals; battle heart disease, stroke, Alzheimer’s, and catastrophic pediatric diseases; and preserve nature. Our employees engaged in acts of volunteerism, providing more than 631 hours of community service to organizations supporting affordable housing, senior citizen education and support, economic development, financial literacy, affordable health care, youth athletics, and fighting substance abuse.  We originated over $120,000 in loans to organizations providing critical municipal infrastructure, economic development, community revitalization, and job creation. We also originated more than 1,119 small business loans totaling over $126 million in support of small and medium sized businesses in the communities we serve.

We also support the future of our communities through our generous financial and other support of local schools within our footprint, our participation in various financial education programs, and the First Community Bankshares, Inc. Scholarship Program, which provides an annual award of $3,000 to an eligible dependent child of a First Community employee who is seeking higher education.

While being the bank of choice in our communities includes trying to anticipate customer and community needs, it also means responding to the unexpected. In September 2024, Hurricane Helene brought unprecedented devastation to the southern Appalachian region resulting in widespread flooding and washing out of towns and roadways, leaving millions of residents without access to critical services like water, sewer, electricity, and telecommunications. Hurricane Helene left a shocking impact on western North Carolina and southwestern Virginia, where many of our communities are located. As the region worked through the aftereffects of the hurricane, First Community and many of its employees, felt called to find ways to help. First Community made sizable donations to Volunteer Fire Departments that truly stepped up to assist the residents of the communities in tremendous ways. We also made significant donations to organizations that were directly involved in hurricane recovery efforts, including Samaritan’s Purse and the United Way of Southwestern Virginia. Additionally, First Community offered to match employee contributions to one of the organizations without regard to any standard limitations of our matching gifts program, which resulted in an employer match of $13,375 to specific Hurricane Helene contributions. We also matched contributions to these organizations made by our Corporation and Bank directors in the amount of $7,000.  During this time of unprecedented devastation, we strived to provide for and anticipate, to the extent possible, the needs of our communities.

Employer of Choice.  To achieve our vision of being the employer of choice in our communities, we actively strive to recruit, retain, and develop talented and resourceful employees by providing competitive compensation and benefits; offering first-rate continuing education; and fostering a team environment that empowers employees, encourages growth, and recognizes and rewards achievement.

In addition to competitive base compensation, we offer competitive benefits to attract and retain the best employees possible, including the ability to participate in our qualified defined contribution Employee Stock Ownership and 401(k) plan, discussed further on page 24. For the second year in a row, in 2024, the Board approved matching all employee contributions to their 401(k) plan account dollar-for-dollar up to 7% of each employee’s compensation. A portion of the match is provided in the form of Corporation stock to promote employee ownership of the Corporation throughout the organization. We support work-life balance by offering paid time off for vacation, holidays, and personal leave, including parental involvement in schools. We also provide employees with 24 hours per year of compensated time to volunteer in their communities through our FCB Cares Volunteer Program. We strive to maintain a safe and healthy work environment and have adopted policies and practices to foster employee health including our employee wellness program. We provide an Employee Assistance Program that includes clinical services and counseling options to employees and their families and access to financial, legal, and work-life balance resources.  Generous and distinguishable educational assistance opportunities are also available to employees to help our team members improve on-the-job proficiency and to prepare them for advancement within the Corporation. We provide a self-funded health insurance option for our employees. In 2024, First Community was proud to provide participants with two health insurance premium holidays, meaning pay periods where no health insurance premium was withheld. The premium holidays were provided during late October and early November, which were scheduled around such time to provide a form of relief to employees following the impacts of Hurricane Helene as well as in anticipation of the holiday season.

We are committed to fostering, cultivating, and preserving a culture that promotes and rewards positive attitude, strong work ethic, superior service, high performance, and strong commitment to our corporate Vision, Mission, and Values.  We strive to provide our team members the best resources available to help them learn, grow, progress, innovate, and improve, both themselves and the Corporation.  Our goal is for the Corporation to be reflective of the communities and people we serve. We foster an equal opportunity environment and are committed to non-discriminatory practices.   We have strict policies in place that prohibit any form of harassment, retaliation, or intimidation. We have a strong Whistleblower Policy that provides for multiple reporting channels, including anonymous reporting directly to the ACER Committee, and we pride ourselves on adherence to our Standards of Conduct.

Investment of Choice.  To achieve our vision of being the investment of choice in our communities, our mission is to allocate shareholder resources by pursuing those investments and business opportunities that provide a superior risk-assessed return.  We understand that investors have many choices and we want to make sure FCBC is an easy choice.  We believe the financial performance detailed throughout this proxy more than demonstrates why FCBC should be the investment of choice in our communities.  Moreover, some of our efforts to achieve our mission to fulfill our Purpose and Vision, as discussed herein, are provided below:

Responsibility. We believe in preparing for tomorrow and acting as a responsible business. We support utilizing technology and digital channels, including payments, credit, savings, remittances, mobile banking, online account opening, imaging systems, and a board portal for providing board materials and information. We provide access to our proxy materials by Internet in accordance with the “notice and access” proxy rules. We also promote the utilization of electronic deposit account statements and e-signature technology, further promoting efficiency.

Sustainability. We believe in longevity. Having served the financial needs of our communities since 1874, we understand what creates sustainable value to our shareholders, customers, and communities. We serve an essential role in the economies of our communities by facilitating the transfer of financial capital to their most productive activities, including lending for infrastructure, real estate development, community revitalization, and other projects.  Our executive compensation program is designed to balance business risk with sound financial policy and shareholders' interests, and to align the interests of our executive officers with the long-term interests of our shareholders by encouraging growth in the value of the Corporation and our shareholders' investments.  We have a robust business continuity management program, overseen by the Chief Risk Officer, that manages the threats and impacts associated with a potential disruption in key resources, including people, equipment, facilities, technology, and suppliers. Our business continuity plans include various response plans for different risks. We have comprehensive policies and procedures to guide the management of strategic, regulatory, legal, operational, and other risks.

Corporate Governance. We believe in good corporate governance. Over 75% of our directors, including all non-management directors, are independent under NASDAQ standards and our director independence standards follow the definitions established by the SEC, NASDAQ, and the FDIC. All directors serving during 2024 attended more than 75% of board and applicable committee meetings and no director serves on an excessive number of outside boards. All directors and executive officers are subject to our rigorous Stock Ownership Guidelines, which include holding requirements for all stock granted by the Corporation and are prohibited from engaging in certain transactions in our common stock, including margin accounts, short selling, trading derivative securities, and hedging. The Corporation’s Stock Ownership Guidelines are more thoroughly outlined on page 24. The CRC conducts annual performance evaluations of the named executive officers, and the boards of both the Corporation and its banking subsidiary perform annual self-assessments. Executive incentive and equity compensation are subject the First Community Bankshares, Inc. Compensation Recoupment Policy.

PROPOSAL 2: NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), the Corporation is requesting shareholder approval of the compensation of its named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to express their views regarding named executive officers’ compensation. The vote is not intended to address any specific items of compensation, but rather the overall compensation of named executive officers and the philosophy, policies, and practices described in this proxy statement. The Corporation believes that the compensation of named executive officers is straightforward, uncontroversial, and designed to discourage executives from taking excessive risk. The Corporation's executive compensation is, in large part, based on the performance of the Corporation.  The Corporation's executive compensation is not excessive, but sufficient to be competitive with peers and retain the talent and skill required to run the Corporation at the profitability levels historically enjoyed by shareholders.  Accordingly, the following resolution is submitted for shareholder approval:

RESOLVED, that the Corporation’s compensation paid to the Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, executive officer compensation tables, and related narrative discussion, is hereby APPROVED.

The “say-on-pay” vote is an advisory vote, which is not binding on the Corporation. However, the Board and the CRC value the opinions expressed by shareholders through their vote on this proposal and will carefully consider the outcome of the vote when making future compensation decisions with respect to the Corporation’s named executive officers.

At the 2020 Annual Meeting, the majority of shareholders, at the recommendation of the Board, supported a frequency of every three (3) years for future shareholder advisory votes on executive compensation. However, starting with the 2021 Annual Meeting, the Board determined that an annual “say-on-pay” vote provided shareholders more timely input and provided the Board more targeted and consistent feedback for use in effectively administering executive compensation. Accordingly, “say-on-pay” votes will be held on an annual basis.

The Board of Directors unanimously recommends a vote FOR this proposal.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis explains our executive compensation program for our named executive officers listed below. It also describes the process followed by the CRC for making pay decisions, as well as its rationale for specific decisions related to 2024.

Named Executive Officer	Position
William P. Stafford, II	Chief Executive Officer
Gary R. Mills	President
David D. Brown	Chief Financial Officer
Jason R. Belcher	Chief Operating Officer
Sarah W. Harmon	Chief Administrative Officer, General Counsel, and Corporate Secretary

All named executive officers are part of the Executive Management Team, which also includes certain other key officers and executives of subsidiaries who are generally subject to the same compensation programs and governance policies.

Executive Summary

Business Overview and Financial Highlights. The Corporation is the holding company of a community bank with approximately over $3.26 billion in total assets. We serve our customers through our network of fifty-three (53) branch locations. Our consistently strong earnings, solid asset quality, and excellent capital management are hallmarks of our performance. Key financial highlights from 2024 include:

• •	Strong return on tangible common equity of 14.48% Superior return on average assets of 1.60% compared to recent Federal Reserve peer averages of 0.93%

•	$51.60 million in net income for the year

•	Regular cash dividends to shareholders increased for the fifteenth consecutive year

•	Repurchased 257,294 common shares, or 1.40% of outstanding shares of the Corporation
•	Strong allowance for credit losses of 1.44% of total loans at year end

•	Solid asset quality with total nonperforming assets to total assets of 0.83% at year end

•	Well-capitalized based on all regulatory guidelines, with capital ratios well in excess of the regulatory requirements

Say-on-Pay and Shareholder Engagement. Each year, we carefully consider the results of our previous shareholder say-on-pay vote. In 2024, approximately 97% of the votes cast supported our executive compensation decisions. We periodically engage with shareholders on executive compensation and other corporate governance issues. Based on the feedback we received, our shareholders indicated broad support of our executive compensation program. We will continue to keep an open dialogue with our shareholders to help ensure that we have a regular pulse on investor perspectives.

Best Compensation Practices and Policies. Our executive compensation program includes practices and policies that promote sound compensation governance in the best interests of our shareholders and executives:

What We Do		What We Don’t Do
☑	Place a heavy emphasis on variable compensation	☒	No "single trigger" change-in-control cash payments
☑	100% of annual long-term incentives are performance based	☒	No tax gross-ups
☑	Conduct incentive risk reviews	☒	No option backdating or repricing
☑	Recoup equity awards through a clawback policy	☒	No hedging
☑	Use an independent compensation consultant	☒	No recycling of shares granted under equity plans except forfeited
☑	Require executives and directors to own shares through rigorous stock ownership and holding guidelines		or terminated shares

What Guides our Program

Compensation Philosophy and Objectives. The overall objectives of the executive compensation program are to align the long-term interests of our named executive officers and other executives as closely as possible with those of shareholders and to motivate high performing executives to continue with the Corporation for long, productive careers. The Board believes that shareholder value is created over time through consistent financial and operating performance coupled with strong leadership. This overriding objective affects all elements of the compensation program.

Components of Executive Compensation. The principal components of the executive compensation program are:

●

Base Compensation. Base compensation is intended to provide the executive with a competitive, non-variable source of income.  Each named executive officer’s base compensation depends on the scope of their duties, individual performance, length of service, and leadership ability. Current base compensation decisions include an objective evaluation of adjustments relative to peers (within and outside the Corporation). Base compensation is paid in the form of cash at regular payroll intervals along with all other employees of the Corporation and is reviewed by the CRC annually.

●

Annual Incentive Compensation. Annual incentive compensation is intended to directly incentivize the executive to maximize the financial performance of the Corporation while not taking excessive risk.  For each named executive officer, annual incentive compensation is paid in the form of cash.  Payment of any incentive compensation is completely at-risk and determined based on the Corporation's previous year’s performance as evaluated by the CRC. The Chief Executive Officer and President present their recommendations for Executive Management Team annual incentive compensation for consideration and approval to the CRC, but do not deliberate on their own compensation.

●

Long-Term Equity Compensation. The Corporation’s equity compensation program is designed to align executives’ interests with those of shareholders and to reward long-term performance. The CRC uses stock options and restricted stock awards which are designed to deliver reasonable, but meaningful, equity interests in the Corporation.  Payment of any equity compensation is completely at-risk.  Vesting of equity awards granted each year is contingent on future years' performance of the Corporation.

In addition to these principal components, the compensation program also includes retirement programs available to all employees and an option to defer compensation. Perquisites are limited and are generally business-related and granted to facilitate the efficiency and productivity of our executives.

Pay Mix. The Corporation’s pay-for-performance philosophy is reinforced through the variable nature of its annual incentive compensation and long-term equity compensation discussed above.  The variable nature of such compensation is an important underpinning of the Corporation’s compensation framework. For 2024, total variable compensation, which includes annual incentive compensation in the form of cash and long-term equity compensation in the form of restricted stock units, paid to the CEO was approximately 35% of the CEO's total compensation, and total variable compensation for the other NEOs was approximately 33% of their total compensation, as graphically illustrated in the charts below.  Annual Incentive Compensation based on the Corporation's performance in 2024 has not yet been paid.  Accordingly, this calculation is based on compensation actually paid, not necessarily earned, in 2024, including annual incentive compensation paid in March 2024 based on 2023 performance.

For additional information, see the Summary Compensation Table on page 27.  The above graphs exclude "Change in Pension Value and Nonqualified Deferred Compensation Earnings."

The Decision-Making Process

The Role of the CRC. The CRC is responsible for administering the Corporation’s executive compensation program in a manner consistent with the compensation philosophy. Details of the CRC’s authority and responsibilities are specified in its charter, which is available at www.firstcommunitybank.com under Investor Relations. Under its charter, the CRC has authority to review and approve the total compensation, including base compensation, cash and equity incentives, benefits, and other compensation of the named executive officers.

The CRC’s goal is to pay executives reasonable, cost-effective compensation, but which is sufficient to attract and retain highly qualified executives and remain competitive over the long term.  As discussed above, the CRC believes a balance of fixed and variable compensation is best to achieve these objectives.  While the CRC does not use formulas in determining the level or mix of compensation for named executive officers, it evaluates a wide range of quantitative and qualitative factors, which include consistency in reaching targeted goals, the ability to perform in both good and challenging economic times, a history of integrity, evidence that the named executive officer uses good judgment, and the executive’s ability to lead and create future value for the Corporation. In evaluating sustained performance, the CRC gives weight to the relative performance of each named executive officer in their particular industry segment or function. The CRC also places substantial weight on the Corporation’s overall financial success, including achievement of short- and long-term strategic goals and annual financial results.

In connection with its analysis, the CRC also reviews and considers information provided by its independent compensation consultant.  Such information includes, but is not limited to, the compensation level and performance of peer companies, the mix of each form of compensation paid by peers, the current best compensation practices of the industry and business in general, and other information available from its consultant to facilitate its decisions in order to set component and total compensation levels commensurate with the Corporation's performance and strategic initiatives.

The CRC meets at least annually to evaluate the performance, establish performance objectives, and determine compensation for the Chief Executive Officer and President. The Chief Executive Officer and President are not present for any deliberations regarding their compensation. The CRC also annually reviews, evaluates, and approves each compensation element and total compensation for the other named executive officers and Executive Management Team.

The Role of Executive Management. Each Executive Management Team member (including each named executive officer), except the Chief Executive Officer and President, is a leader of several business units or functions of the Corporation’s banking subsidiary.  Each member of the Executive Management Team reports directly to Mr. Mills in his capacity as the Bank’s President. Mr. Mills determines the objectives each executive is expected to achieve, which are derived largely through the Corporation’s financial and strategic planning processes. Performance is assessed annually, and each executive’s individual performance is assessed against her or his respective objectives, the Corporation’s overall performance, and the performance of that executive's business units or functions. After conferring with Mr. Stafford in his capacity as the Corporation's Chief Executive Officer, Mr. Stafford and Mr. Mills (collectively, the "Chief Executive Officers") then propose base compensation levels, including any adjustments, as well as any proposed annual incentive compensation and/or long-term equity compensation for each executive to the CRC. The CRC then considers proposed base compensation changes, annual incentive compensation, and/or long-term equity compensation, if any, for each named executive officer, other members of the Executive Management Team, and certain other employees.

The Role of the Independent Compensation Consultant. As part of the Corporation’s ongoing effort to ensure its compensation program complies with industry best practices and meets or exceeds regulatory requirements related to executive compensation, the CRC exercises its authority to retain independent compensation consultants, as needed, to provide technical advice and information related to Board and executive compensation. In early 2024, Aon's Human Capital Solutions practice, a part of Aon plc ("Aon") was engaged as the CRC’s independent compensation consultant.

Aon reports directly to the CRC, although representatives of the firm may meet with members of management for purposes of gathering information on proposals that management may make to the CRC. The CRC has conducted an independence assessment of Aon in accordance with SEC rules and concluded that Aon is independent.

Peer Groups/Benchmarking Practices.  In 2024, the CRC engaged Aon to conduct a benchmarking and peer group analysis.  As a result of this analysis, Aon presented to the CRC a recommended peer group that utilized as the primary criteria for inclusion publicly traded U.S. banks with revenues of $80 million to $330 million.  Historically, the primary scoping factor had been asset size.  However, revenue is more representative of the size and complexity of a firm than assets for banks with meaningful levels of non-interest income.  The recommended peer group was selected to include a range of banks smaller and larger than First Community, with First Community positioned near the median by total revenue.   In approving the recommended peer group, the CRC considered the "compatibility" and "comparability" of each proposed peer bank.  The CRC reviewed, among other things, each peer company's revenue, market cap, asset size, geographic location, organizational structure and governance, number of employees, number of branch offices, and service offerings in order to select and approve the peer group.

As a result, during 2024, the CRC compared the principal elements of total direct compensation against all peer group members, listed below:

City Holding Co.	Horizon Bancorp Inc.	C&F Financial Corp.
Lakeland Financial Corp.	Mid Penn Bancorp Inc.	Colony Bankcorp Inc.
German American Bancorp Inc.	Farmers National Banc Corp.	Citizens & Northern Corp.
Community Trust Bancorp Inc.	Civista Bancshares Inc.	ACNB Corp.
CNB Financial Corp.	SmartFinancial Inc.	Citizens Financial Services
Shore Bancshares Inc.	MVB Financial Corp	Farmers & Merchants Bancorp
HomeTrust Bancshares Inc.	Orrstown Financial Services	Peoples Financial Services
First Financial Corp.	Carter Bankshares	Southern First Bancshares Inc

In addition to the selected peer group, the CRC also considered the executive compensation of peer companies selected and used by proxy advisory firms to ensure reasonable overlap.

As part of the benchmarking analysis, the CRC reviewed relevant market and survey data on comparable banking organizations as well as other analyses provided by Aon.  Executive positions were matched to survey and/or proxy data based on job duties using the appropriate scope.  In addition to reviewing the respective data, the CRC considered recommendations of other key executives, including the Chief Executive Officers.

2024 Executive Compensation Decisions in Detail

Base Compensation. Base compensation levels are evaluated annually under a methodology intended to maintain parity among the Executive Management Team based on levels of responsibility and the competitive market for executives in comparable positions. Base compensation is a critical element of executive compensation because it provides executives with a fixed level of income. In determining base compensation, the CRC considers qualifications and experience, scope of responsibilities, future potential, established goals and objectives, past performance, competitive salary practices at peer companies, internal pay equity, and the tax deductibility of base compensation to the Corporation.

Based on the above criteria, the Chief Executive Officer and President recommend base compensation for Executive Management Team members (including each named executive officer) to the CRC for its consideration, except that the Chief Executive Officer and President do not participate in their respective base compensation determinations. The CRC then considers and approves or declines base compensation adjustments for each Executive Management Team member (including each named executive officer). Based on the above criteria, the CRC also sets the base compensation for the Chief Executive Officer and President.

The following table outlines the base compensation adjustments which were made in 2024 based on the above-described base compensation considerations.

Named Executive Officer	2023 Base Compensation	2024 Base Compensation *	% Change
William P. Stafford, II	$486,676.00	$486,676.00	0.00%
Gary R. Mills	$648,900.00	$648,900.00	0.00%
David D. Brown	$329,859.00	$340,999.00	4.00%
Jason R. Belcher	$329,859.00	$340,999.00	4.00%
Sarah W. Harmon	$302,821.00	$340,999.00	12.00%

*As base compensation adjustments for the Executive Management Team occur in May of each year, the amounts listed in this table reflect annualized base compensation as of December 31st of the relevant year, not base compensation actually received during the relevant fiscal year.

Annual Incentive Compensation.  On May 24, 2022, the CRC approved, and the Board reviewed and adopted, the First Community Bankshares Executive Incentive Compensation Plan (the “Plan”).  The Plan uses a multi-step process for determining actual incentives. The first step is for the CRC, as early as possible each year, to determine the specific financial return metric, key performance indicators (“KPIs”), and the weight for each KPI (that sum to 100%) to be used.  In 2024, the CRC was assisted in this process by Aon.

The next step is for the CRC, also as early as possible each year after the financial performance for the preceding year of members of the selected peer group is available to the public, to determine the range of values for the financial return metric.  The target financial return metric is based on the median three-year average results of the Corporation’s peer group of similarly situated banks, along with other information deemed relevant by the CRC, such as the Corporation’s historical and projected performance, changes in accounting regulations and tax rates (if any), and economic factors impacting the banking industry.  For 2024, the CRC used the new peer group listed on page 21.  Achievement by the Corporation of the target financial return metric corresponds to a baseline annual incentive of 40% of base compensation.  As part of this step, the Committee also sets a threshold for that financial return metric (at which the baseline annual incentive would be 20% of base compensation and below which no incentives may be paid under the Plan) and a maximum for that financial return metric (at which the baseline annual incentive would be 80% and above which no greater incentives may be paid under the Plan).  Results falling between the minimum and the maximum financial return metric are interpolated linearly to calculate the target annual incentive compensation as a percentage of base compensation.

At this time, the CRC also determines the performance range for each KPI (threshold, target and maximum).  The threshold for each KPI is based on the prior three-year average results of banks comprising the peer group along with other information deemed relevant by the CRC such as the Corporation’s historical and projected performance, changes in accounting regulations and tax rates, and economic factors impacting the banking industry.  The threshold for each KPI is 85% of the target KPI, and the maximum for each KPI is 115% of the target KPI.  The baseline annual incentive is also adjusted accordingly.  Thus, if all KPIs were achieved exactly at the threshold, the resulting actual annual incentive would be 85% of the baseline annual incentive; if all KPIs were achieved exactly at target, the resulting actual annual incentive would be 100% of the baseline annual incentive; and if all KPIs were achieved exactly at maximum, the resulting actual annual incentive would be 115% of the baseline annual incentive.

The Corporation's achieved financial return metric and KPIs are calculated using audited financial information obtained from the Corporation’s filed Form 10-K.  Based on the Corporation’s achieved financial return metric, the CRC determines a baseline annual incentive as a percentage of base compensation, which percentage is then adjusted by the Corporation’s performance relative to each KPI, as discussed above, resulting in the actual annual incentive as a percentage of base compensation paid to each executive as a result of the preceding year’s performance.  The CRC also retains discretion to reduce or eliminate (but not increase) the award calculated under the plan if the CRC believes a calculated award to be inconsistent with the best interests of the Corporation or shareholders, or the CRC’s assessment of individual executive performance.

Annual Incentive Compensation Paid in 2024 Based on 2023 Performance.  For 2023, the financial return metric was core ROAE, adjusted to eliminate the one-time costs associated with the Surrey Bancorp acquisition. The minimum core ROAE, below which no incentive would be paid, was 9.25%, which would result in a baseline annual incentive compensation as a percentage of base compensation of 15%.  The target core ROAE, which is set based on the median of the three (3) year average core ROAE of the peer group, was 10.75%, which would result in a baseline annual incentive compensation as a percentage of base compensation of 30%.  The maximum core ROAE, above which no additional incentive would be paid, was 13.5%, which would result in a baseline annual incentive compensation as a percentage of base compensation of 60%.  For 2023, the Corporation’s achieved core ROAE was 10.70%.  Based on the Corporation's 2023 core ROAE of 10.70%, the baseline annual incentive compensation as a percentage of base compensation was 29.50%.  For 2023, the CRC used the peer group listed in the Proxy Statement for the 2024 Annual Meeting of Shareholders.

This baseline annual incentive compensation factor was then adjusted by the Corporation’s performance relative to the 2023 KPIs.  The KPIs selected for 2023 were core ROAA, core Net Income, and Efficiency, each of which was equally weighted.  The core ROAA target was 1.09% and the Efficiency target was 60.46%.  The threshold to receive any payout for each KPI was 85% of the target, and the maximum payout for each KPI was 115% of the target.  Results falling between the threshold and the target, or the target and the maximum, are interpolated linearly to calculate the resulting payout.  Had the Corporation achieved only the threshold level of each KPI, the annual incentive compensation which would have been paid as a result of 2023 performance would have been 25.08% of each named executive offer's annualized base compensation.  Had the Corporation achieved the maximum level of each KPI, the annual incentive compensation which would have been paid as a result of 2023 performance would have been 33.93% of each named executive offer's annualized base compensation.

For 2023, the Corporation’s achieved core ROAA, core Net Income, and Efficiency were each adjusted to eliminate the aforesaid one-time costs associated with the Surrey Bancorp acquisition (the “Adjusted KPIs”). The Corporation's 2023 Adjusted KPIs were: ROAA of 1.58% (which is above the maximum); Net Income was 93.11% of the target; and Efficiency of 56.92% (which was better than the target, but not as good as the maximum).  Based upon the Corporation's core ROAE and the Corporation's KPIs, as outlined above, the annual incentive compensation paid in 2024 as a result of 2023 performance was 30.96% of each named executive officer's annualized base compensation as of December 31, 2023.  All annual incentive compensation paid in 2024 was paid in the form of cash and is included in the non-equity incentive plan column of the Summary Compensation Table on page 27.

Annual Incentive Compensation to be Paid in 2025 Based on 2024 Performance.  For 2024, the financial return metric was Return on Average Tangible Equity, Excluding AOCI ("Adjusted ROATE"). The minimum Adjusted ROATE, below which no incentive would be paid, was 11.00%, which would result in a baseline annual incentive compensation as a percentage of base compensation of 20%.  The target Adjusted ROATE, which is set based on the median of the three (3) year average Adjusted ROATE of the peer group, was 12.25%, which would result in a baseline annual incentive compensation as a percentage of base compensation of 40%.  The maximum Adjusted ROATE, above which no additional incentive would be paid, was 15.25%, which would result in a baseline annual incentive compensation as a percentage of base compensation of 80%.  Based on the Corporation's 2024 Adjusted ROATE of 14.02%, the baseline annual incentive compensation as a percentage of base compensation was 60.32%.

This baseline annual incentive compensation factor was then adjusted by the Corporation’s performance relative to the 2024 KPIs.  The KPIs selected for 2024 were core ROA, core Net Income, and Efficiency, each of which was equally weighted.  The core ROA target was 1.11% and the Efficiency target was 60.46%.  The threshold to receive any payout for each KPI was 85% of the target, and the maximum payout for each KPI was 115% of the target.  Results falling between the threshold and the target, or the target and the maximum, are interpolated linearly to calculate the resulting payout.  Had the Corporation achieved only the threshold level of each KPI, the annual incentive compensation which would have been paid as a result of 2024 performance would have been 51.39% of each named executive officer's annualized base compensation.  Had the Corporation achieved the maximum level of each KPI, the annual incentive compensation which would have been paid as a result of 2024 performance would have been 69.53% of each named executive officer's annualized base compensation.

The Corporation's 2024 KPIs were: core ROA of 1.60% (which is above the maximum); core Net Income was 105% of the target (which was above the target, but below the maximum); and Efficiency of 59.11% (which was better than the target, but not as good as the maximum).  Based upon the Corporation's Adjusted ROATE and the Corporation's KPIs, as outlined above, the annual incentive compensation expected to be paid in March 2025 as a result of 2024 performance is 64.93% of each named executive officer's annualized base compensation as of December 31, 2024.  All annual incentive compensation paid in 2025 will be paid in the form of cash and is detailed in footnote 2 to the Summary Compensation Table on page 27.

Long-Term Equity Compensation. The CRC believes that long-term equity compensation supports the Corporation’s commitment to sound corporate governance, aligns the financial interests of executives with the interests of shareholders, specifically discourages imprudent, unreasonable, or excessive risk taking, and rewards executives and leaders of core functional business units for achievement of the Corporation’s long-term strategic goals. Long-term equity compensation also supports the Corporation’s leadership retention objectives and reinforces a strong ownership culture. The CRC believes a meaningful portion of the Corporation’s named executive officers’ compensation should be in the form of long-term, equity compensation. However, the CRC believes that the Corporation must meet a required level of performance before any long-term equity compensation is appropriate. When granting restricted stock, performance restricted stock units, or other forms of long-term equity compensation to named executive officers or other members of the Executive Management Team, the CRC determines the applicable vesting schedule for the granted shares reflecting attainment of designated performance goals, service to the Corporation through a prescribed future date, and/or other criteria specified in the award documents.  The financial measurements utilized in the administration of the equity compensation methodology are calculated using audited financial information.

Utilizing this methodology, on May 29, 2024, the CRC awarded long-term equity compensation under the 2022 Equity Plan (the "2022 Plan") to the named executive officers in the form of Performance Restricted Stock Units. Such Performance Restricted Stock Units are subject to a three (3)-year cliff vesting schedule which vesting is contingent upon the Corporation attaining a minimum three-year rolling ROAE of 8.5%.

Other Practices, Policies, and Guidelines

Stock Ownership Guidelines. The Corporation previously adopted the First Community Bankshares, Inc. Stock Ownership Policy, which encourages ownership of the Corporation’s Common Stock by the directors, named executive officers, and other members of the Executive Management Team in order to align the interests of the Corporation’s key decision makers with the Corporation’s shareholders. For each named executive officer, except the Chief Executive Officers of the Corporation and First Community Bank, the guidelines require Corporation stock ownership of value equal to 2.5 times the officer’s base compensation. For the Chief Executive Officers, the guidelines require ownership of value equal to 3.5 times that Chief Executive Officer’s respective base compensation. In addition to all holding requirements or other restrictions placed upon granted stock or options pursuant to the respective grant agreement as discussed above, subject to limited exceptions such as the ability to sell shares in order to satisfy tax obligations, the Stock Ownership Policy requires all directors, named executive officers, and other members of the Executive Management Team to hold all shares received as the result of the vesting or payment of any equity awards or obtained by exercising stock options which were granted from and after the original effective date of the policy until such time as the holder is in compliance with the policy. Notwithstanding anything else in this section, members of the Executive Management Team and directors may immediately sell shares acquired by exercising stock options for the limited purposes of paying the exercise price of the stock option and any applicable tax liability.

Each year, the CRC receives a report regarding Executive Management Team and director compliance with this policy. As of December 31, 2024, all officers and directors are in compliance with the restrictions contained in the policy and have met or are making satisfactory progress toward meeting their respective guideline level, many of which increased in 2021. Based upon the holding requirements, no specific timeline for achieving the guideline level has been established.

Clawback Policy.  On October 24, 2023, the Board of Directors adopted a compensation recovery policy ("Clawback Policy") designed to comply with the new NASDAQ listing rules that became effective as of December 1, 2023. The policy applies to current and former covered executive officers of the Corporation and is administered by the CRC.  Under the policy, the Corporation is required to recover erroneously received incentive-based compensation from the Corporation’s executive officers during the three-year period preceding any date on which the Corporation is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under the federal securities laws, representing the excess of the amount actually received over the amount that would have been received had the financial statements been correct in the first instance. The recovery of such compensation applies regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the requirement for a restatement.

Anti-Hedging Policy. All named executive officers of the Corporation are subject to the First Community Bankshares, Inc. Insider Trading Policy, inclusive of its anti-hedging provisions. For more information, please see page 14.

Retirement Plans. The Corporation maintains certain retirement plans for some or all employees as follows:

The First Community Bankshares, Inc. Employee Stock Ownership and Savings Plan (the "KSOP").

The Corporation offers to most of its employees, including the named executive officers, a qualified defined contribution Employee Stock Ownership and 401(k) plan known as the “KSOP". The KSOP Plan is administered by the CRC.

The First Community Bankshares, Inc. Non-Qualified Deferred Compensation Plan (the "Non-Qual Plan").

The First Community Bankshares, Inc. Non-Qualified Deferred Compensation Plan, referred to as the Non-Qual Plan, is a voluntary, non-tax qualified deferred compensation plan available to certain employees, including all named executive officers. Under the Non-Qual Plan, participants may defer a portion of their base, incentive, and/or any other cash compensation.  This Plan, new in 2023, replaced the now frozen to new deferrals WRAP Plan.

Supplemental Executive Retention Plan.

The Corporation previously provided a defined retirement benefit to certain named executive officers and certain other key employees pursuant to a supplemental executive retention plan (the “SERP”). The SERP is unfunded and was designed to provide a benefit at or after age sixty-two (62) upon separation from service. The benefit was targeted at a maximum of thirty-five percent (35%) of final average compensation subject to an annual benefit limit of $80,000. Final average compensation was calculated as the average of the participant’s last three (3) full calendar years’ compensation, which compensation would have been determined by assuming a three percent (3%) compound annual rate of increase to the participant’s annualized base monthly salary as of the date that the participant enters the SERP. Vesting was on a graded schedule as follows: twenty-five percent (25%) vesting after five (5) years of service; fifty percent (50%) vesting after ten (10) years of service; seventy-five percent (75%) vesting after fifteen (15) years of service; an additional five percent (5%) vesting for each year of service beyond fifteen (15) years, and full vesting after twenty (20) years of service or upon reaching age sixty-two (62).  As of December 31, 2021, the SERP was frozen to new participants, further vesting, and further accruals.  All current participants will receive, upon separation from service at or after age sixty-two (62), only such benefit as was accrued and vested as of December 31, 2021.

Other Benefits and Perquisites

Named executive officers participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees. These plans include medical, dental, group life insurance, and group disability programs, as well as flexible spending accounts for reimbursement of medical expenses. The Corporation does not provide excessive perquisites to its executive officers, and those perquisites offered are business-related and granted to facilitate the efficiency and productivity of our executives. Named executive officers, at the discretion of the CRC, may be eligible for executive life insurance, club dues, and automobile allowance. The costs associated with providing these benefits and other items of compensation for named executive officers are reflected in the Summary Compensation Table on page 27. A chart disclosing the value of these additional items is found on page 28 entitled “All Other Compensation and Benefits.”

Employment Agreements

The Corporation provides named executive officers with written employment agreements. Each agreement is consistent with the prototype agreement previously reported on a Form 8-K filed on August 27, 2024. Accordingly, the Corporation maintains uniformity among the named executive officers concerning the terms of their employment. The agreements have an initial term of three (3) years and automatically extend for an additional year each January 1st unless the Corporation or the respective executive gives notice that the employment term will not be extended. There are no golden parachute, tax gross-up, or other similar type provisions contained in these contracts.

Each agreement provides for continuation of base compensation and other health and welfare benefits in effect at the date of termination for thirty-six (36) months after termination in the event of a Change of Control (as defined in the agreements) coupled with (i) termination of employment based on the non-renewal of the agreements by the Corporation, (ii) without “Cause” (as defined in the agreements) by the Corporation, or (iii) by the executives for “Good Reason” (as defined in the agreements) within thirty-six (36) moths of a Change of Control. The Corporation may terminate the employment of any executive at any time for “Cause” without further obligation. If the Corporation terminates employment for any reason other than for “Cause” or the executive terminates their employment for “Good Reason,” the Corporation will generally be obligated to provide compensation and benefits specified in the agreement for eighteen (18) months. Each agreement includes certain loyalty obligations and non-competition and non-solicitation restrictions that are effective during the term of employment and for a period of eighteen (18) months following termination of employment. If the executive dies while employed by the Corporation, the Corporation will pay their estate through the end of the month in which their death occurs. If their employment is terminated as a result of permanent disability as determined pursuant to the agreement, then the Corporation has the right to terminate employment before the end of the applicable term. See the section entitled “Potential Payments Upon Termination,” including the related tables, beginning on page 32 for an estimate of the benefits that the named executive officers would be entitled to receive pursuant to their respective employment agreements under various employment termination scenarios.

Risk Considerations

The CRC views the Corporation’s compensation program with a long-term focus. Under the program, an executive may achieve the greatest amount of compensation through the Corporation’s sustained superior performance over long periods of time. The Corporation believes this provides a strong incentive to manage the Corporation for the long term with a clear message to avoid excessive risk in the near term. The CRC maintains full discretion to adjust compensation based on performance and adherence to the Corporation’s values.

In 2024, the CRC continued its extensive review of the relationship between risk management and incentive compensation to ensure that incentive compensation does not encourage engaging in unnecessary or excessive risks that threaten the value of the Corporation. The CRC concluded that the Corporation’s compensation policies and practices do not encourage excessive or inappropriate risk and instead encourage behaviors that support sustainable long-term value creation. For instance, the CRC does not use highly leveraged, short-term incentives that drive high risk investments at the expense of long-term company value. Rather, the Corporation’s annual incentive compensation is based on balanced performance metrics that promote disciplined progress focused on longer-term goals.

Tax Deductibility of Compensation

Under Section 162(m) of the Internal Revenue Code (the "Code"), publicly held corporations generally may not take a tax deduction for compensation in excess of $1 million paid to any named executive officer during any fiscal year. There was an exception to the $1 million limitation for performance-based compensation meeting certain requirements. However, as a result of changes made by the Tax Cuts and Jobs Act of 2017, starting with the 2018 fiscal year Section 162(m) prohibits deducting compensation, including performance-based compensation, in excess of $1 million paid to anyone who serves as the chief executive officer or chief financial officer, or who is among the three most highly compensated executive officers. The only exception to this rule is for compensation (including performance-based compensation) that is paid pursuant to a binding contract in effect on November 2, 2017, that would have otherwise been deductible under the prior Section 162(m) rules.

To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the CRC has not adopted a policy requiring all compensation to be deductible. However, the CRC considers deductibility under Section 162(m) with respect to compensation arrangements for executive officers. In 2024, none of the named executive officers received compensation that the Corporation could not deduct by reason of Section 162(m) either before or after the changes made by the Tax Cuts and Jobs Act of 2017.

Compensation and Retirement Committee Report

The CRC has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the CRC recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Corporation’s 2024 Annual Report on Form 10-K and the Corporation’s 2025 proxy statement. The following independent directors, who comprise the CRC, provide this report:

C. William Davis (Chairman)

Samuel L. Elmore

Richard S. Johnson

2024 Summary Compensation Table

						Change in
						Pension
						Value and
					Non-Equity	Nonqualified
					Incentive	Deferred
Name of Individual /			Stock	Option	Plan	Compensation	All Other
Capacities Served	Year	Salary	Awards (1)	Awards	Compensation (2)	Earnings (3)	Compensation (4)	Total (5)

William P. Stafford, II	2024	$486,976	$146,021	$-	$150,672	$-	$72,117	$855,786
Chief Executive Officer	2023	476,871	146,026	-	184,439	301,283	91,410	1,200,029
	2022	457,784	135,011	-	261,646	46,618	69,430	970,489

Gary R. Mills	2024	649,200	194,695	-	200,895	-	112,933	1,157,723
President	2023	635,827	194,684	-	245,918	107,091	125,773	1,309,293
	2022	610,375	180,015	-	348,862	26,774	94,840	1,260,866

David D. Brown	2024	337,015	82,494	-	102,122	-	52,293	573,924
Chief Financial Officer	2023	323,213	82,466	-	125,008	97,008	59,865	687,560
	2022	310,275	76,274	-	177,338	8,211	43,380	615,478

Jason R. Belcher	2024	337,015	82,494	-	102,122	-	46,453	568,084
Chief Operating Officer	2023	323,213	82,466	-	125,008	14,515	45,261	590,463
	2022	310,275	76,274	-	177,338	1,124	38,042	603,053

Sarah W. Harmon	2024	306,616	75,730	-	93,752	-	40,904	517,002
Chief Administrative Officer,	2023	296,720	75,725	-	114,761	-	35,556	522,762
General Counsel, and	2022	284,842	70,009	-	162,802	-	28,986	546,639
Corporate Secretary

(1)

All stock awards granted in 2024 were made under the 2022 Plan in the form of restricted stock units that cliff vest in three (3) years upon the attainment of designated performance goals. See section entitled Long-Term Equity Compensation.  The stock grant amounts for 2024 reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

(2)

The amounts in this column reflect payments of non-equity incentive plan awards in the year paid and not the year earned.  The amount for 2024 reflects the non-equity incentive plan award paid in 2024 for 2023 performance.  As further discussed in the Compensation Discussion and Analysis under the heading Annual Incentive Compensation Paid in 2025 Based on 2024 Performance, in 2025, the Corporation awarded the following amounts under the First Community Bankshares Executive Incentive Plan based on the CRC selected financial return metric and KPIs communicated to the named executive officers based on 2024 performance:  Mr. Stafford - $316,020; Mr. Mills - $421,359; Mr. Brown - $221,426; Mr. Belcher - $221,426; and Ms. Harmon - $221,426.

(3)

The amounts in this column represent any increases in the actuarial present value of all future retirement benefits under the SERPs. The present value of the retirement benefits used to calculate the net change in benefits was determined using the same assumptions used to determine the Corporation’s retirement obligations and expense for financial statement purposes. No amounts are reported for 2024 because the change in the actuarial present value of the future retirement benefits under the SERPs decreased as follows:  Mr. Stafford ($18,155); Mr. Mills ($22,141); Mr. Brown ($16,940); and Mr. Belcher ($2,941).  The increased actuarial present value of the future retirement benefits under the SERPs in 2023 reflects the calculation performed by the Corporation's new third-party administrator.  Additional information about the SERPs is included on page 25. We have not provided above-market or preferential earnings on any nonqualified deferred compensation and, accordingly, no such amounts are reflected in the table.

(4)	The amounts in this column are detailed on the following table entitled “2024 All Other Compensation and Benefits.”
(5)

Salary and bonus amounts paid to the named executive officers as a percentage of total compensation are as follows for 2024: Mr. Stafford – seventy-six percent (76%); Mr. Mills – seventy-five percent (75%); Mr. Brown – seventy-nine percent (79%); Mr. Belcher – seventy-eight percent (78%); and Ms. Harmon – seventy-seven percent (77%).

2024 All Other Compensation and Benefits

The Corporation provides the named executive officers with other perquisites and personal benefits as shown in the “All Other Compensation” column of the “2024 Summary Compensation Table.” The Corporation and the CRC believe these are reasonable and consistent with its overall compensation program and better enable the Corporation to attract and retain superior employees for key positions. The CRC periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers. The Corporation provides additional detail of those benefits in the table below.

		Total
		Retirement
		Plan	Split Dollar	Executive
		Matching	Life	Life
Name of Individual	Year	Contribution	Insurance (1)	Insurance (2)	Perquisites		Total

William P. Stafford, II	2024	$46,964	$133	$15,420	$9,600	(3)	$72,117
	2023	58,322	141	23,347	9,600		91,410
	2022	38,816	115	20,899	9,600		69,430

Gary R. Mills	2024	61,722	-	27,768	23,443	(4)	112,933
	2023	76,739	-	26,021	23,013		125,773
	2022	51,210	-	20,325	23,305		94,840

David D. Brown	2024	32,047	-	8,835	11,411	(5)	52,293
	2023	39,777	-	8,300	11,788		59,865
	2022	25,384	-	6,350	11,646		43,380

Jason R. Belcher	2024	29,125	-	7,728	9,600	(3)	46,453
	2023	28,244	-	7,417	9,600		45,261
	2022	23,703	-	4,739	9,600		38,042

Sarah W. Harmon	2024	23,648	-	7,656	9,600	(3)	40,904
	2023	18,300	-	7,656	9,600		35,556
	2022	16,196	-	3,190	9,600		28,986

(1)	Imputed income on Corporation funded premiums or split dollar plans.
(2)	Corporation funded premium on executive life program.
(3)	Perquisites consist of automobile allowance.
(4)	Perquisites consist of $17,811 associated with a Corporation provided automobile and $5,632 country club dues.
(5)	Perquisites consist of $9,600 of automobile allowance and $1,811 country club dues.

Grants of Plan-Based Awards

The following table sets forth information concerning individual grants of all plan-based awards in fiscal year 2024 to the named executive officers.

						Estimated
						Future Payouts	Grant Date
						Under	Fair Value
			Estimated Future Payouts Under			Equity Incentive	of Stock
	Type of	Grant	Non-Equity Incentive Plan Awards (1)			Plan Awards	and Option
Name	Award *	Date	Threshold ($)	Target ($)	Maximum ($)	Target (#) (2)	Awards ($) (3)

William P. Stafford, II	ACI	2/27/2024	27,595	194,671	447,742
	PRSU	5/29/2024				4,296	146,021

Gary R. Mills	ACI	2/27/2024	36,793	259,560	596,988
	PRSU	5/29/2024				5,728	194,695

David D. Brown	ACI	2/27/2024	19,335	136,400	313,719
	PRSU	5/29/2024				2,427	82,494

Jason R. Belcher	ACI	2/27/2024	19,335	136,400	313,719
	PRSU	5/29/2024				2,427	82,494

Sarah W. Harmon	ACI	2/27/2024	19,335	136,400	313,719
	PRSU	5/29/2024				2,228	75,730

* ACI = Annual Cash Incentive; PRSU = Performance Restricted Stock Units

(1)

Amounts represent payout opportunities under the First Community Bankshares Executive Incentive Compensation Plan.  As further detailed in the section entitled "Annual Incentive Compensation Paid in 2025 Based on 2024 Performance", the award opportunities presented in the table are based on percentages of base salary, KPIs and goals.  The actual awards for 2024 are reported in footnote 2 to the Summary Compensation Table under the column heading "Non-Equity Incentive Plan Compensation."  While the CRC initially set the primary financial return metric and the key performance indicators in February, modifications thereto and to the target payout percentage, were made later in the year at the recommendation of Aon based on peer, industry, and other data.

(2)	Awards granted on May 29, 2024 were performance restricted stock units under the 2022 Plan. These performance restricted stock units that cliff vest based on the Company's performance in three (3) years. The number of performance restricted stock units that vest is based on the Corporation attaining a minimum three (3) year rolling average ROAE of 8.5%. See the section entitled "Long-Term Equity and Compensation" for more information.
(3)

Amounts reflect the aggregate grant date fair value of the performance restricted stock units computed in accordance with FASB ASC Topic 718. For the performance restricted stock units, the fair value was calculated by multiplying the number of performance restricted stock units awarded by the closing price of $33.99 on May 28, 2024, the day prior to the grant date.

Outstanding Equity Awards at December 31, 2024

The following table includes information on the current holdings of unexercised stock options and stock awards that have not yet vested by the named executive officers as of December 31, 2024. Each equity grant is shown separately for each named executive officer.

	Option Awards				Stock Awards
							Equity Incentive
							Plan Awards
									Market or
							Number		Payout
							of		Value of
						Market	Unearned		Unearned
					Number	Value of	Shares,		Shares,
					of Shares	Shares or	Units or		Units or
					or Units	Units of	Other		Other
	Number of				of Stock	Stock	Rights		Rights
	Securities Underlying		Option	Option	That Have	That Have	That Have		That Have
	Unexercised Options		Exercise	Expiration	Not	Not	Not		Not
Name	Exercisable (1)	Unexercisable (2)	Price	Date	Vested	Vested	Vested		Vested (6)

William P. Stafford, II	11,702	-	33.00	03/19/31	-	-	4,827	(3)	200,996
							5,546	(4)	230,935
							4,296	(5)	178,886

Gary R. Mills	865	-	24.65	02/05/35			6,436	(3)	267,995
	3,025	-	29.15	02/05/35			7,394	(4)	307,886
	15,799	-	33.00	03/19/31			5,728	(5)	238,514

David D. Brown	4,455	-	33.00	03/19/31			2,727	(3)	113,552
							3,132	(4)	130,417
							2,427	(5)	101,060

Jason R. Belcher	-	-					2,727	(3)	113,552
							3,132	(4)	130,417
							2,427	(5)	101,060

Sarah W. Harmon	5,157	-	33.00	03/19/31			2,503	(3)	104,225
							2,876	(4)	119,757
							2,228	(5)	92,774

(1)	All options listed in the exercisable column in the above table are vested.
(2)	The options granted on November 3, 2021 and that expire on March 19, 2031 became fully vested on November 3, 2024.
(3)	The awards of performance restricted stock units were granted on May 24, 2022 and cliff vest based on the Corporation's performance in three (3) years.
(4)	The awards of performance restricted stock units were granted on May 23, 2023 and cliff vest based on the Corporation's performance in three (3) years.
(5)	The awards of performance restricted stock units were granted on May 29, 2024 and cliff vest based on the Corporation's performance in three (3) years.
(6)

The market value is calculated by multiplying the number of the shares of restricted stock that have not vested by the price per share of the Corporation’s stock on December 31, 2024 of $41.64 per share.

2024 Options Exercised and Stock Vested

The following table provides information for the named executive officers with respect to the number of shares acquired upon the exercise of stock options and the value realized at such time, before the payment of any applicable withholding tax and brokerage commissions.

	Option Awards		Stock Awards
	Number		Number
	of Shares	Value	of Shares	Value
	Acquired on	Realized	Acquired on	Realized
Name	Exercise	on Exercise (1)	Vesting	on Vesting

William P. Stafford, II	-	$-	-	$-
Gary R. Mills	-	-	-	-
David D. Brown	3,000	40,800	-	-
Jason R. Belcher	7,384	99,832	-	-
Sarah W. Harmon	2,593	59,682	-	-

(1)	Total value realized is determined by subtracting the exercise price per share from the market price per share of the Corporation's common stock on the date of exercise.

2024 Pension Benefits

The table below sets forth the details on pension benefits for the named executive officers under the following plan:

		Number of	Present Value of	Payments
		Years Credited	Accumulated	During Last
Name	Plan Name	Service	Benefit	Fiscal Year

William P. Stafford, II (1)	SERP	28	$1,013,315	-
Gary R. Mills	SERP	23	517,662	-
David D. Brown	SERP	17	218,348	-
Jason R. Belcher	SERP	7	30,719	-

(1)	The number of years of credited service includes years of service as a director of the Corporation.

The Corporation’s Executive SERP. The Corporation’s SERP is unfunded and not qualified for tax purposes. The values in the above table reflect the actuarial present value of the named executive officer’s accumulated benefit under the SERP, computed as of December 31, 2024. As of December 31, 2021, the SERP was frozen to new participants; however, previously, employees considered highly compensated under ERISA and other senior management employees were eligible to participate in the SERP at the recommendation of the Chief Executive Officer as approved by the CRC. All participants in the SERP prior to December 31, 2021, will receive, upon separation of service at or after age 62, only such benefit as was accrued and vested as of December 31, 2021.  Only those named executive officers that were approved for participation are included in the above table. Refer to page 25 of this proxy statement for a more detailed discussion of the SERP and to Note 12 of the Consolidated Financial Statements in the Annual Report for the year ended December 31, 2024, for discussion of the methodologies and assumptions underlying the projected SERP benefits.

2024 Non-Qualified Deferred Compensation

Deferral of Salary.  The named executive officers, like any employee otherwise ineligible to fully participate in the KSOP and who meets the Code definition of being “highly compensated,” are eligible to defer into the Corporation's Non-Qual Plan, as discussed on page 24. Deferrals to the Non-Qual Plan are invested as directed by each participant and are matched at the discretion of the Board of Directors in conjunction with and subject to limits established each year by the Board of Directors for elective deferrals to the KSOP.  Earnings on deferrals are based on the investment elections made by the individual Non-Qual Plan participants and no guaranteed return is available to any named executive officer participating in the Non-Qual Plan.  On an annual basis, each Non-Qual Plan participant is allowed to designate or modify the percentage of salary to defer to the Non-Qual Plan in compliance with Code Section 409A. Participants elect the form of payment for Qualifying Distribution Events at the time they enroll in the Non-Qual Plan.  Such Qualifying Distribution Events include without limitation Separation from Service, Change in Control, Unforseeable Emergency, Disability, Death, and Scheduled In-Service Distributions.

Prior to 2022, the named executive officers were similarly eligible to participate in the Corporation's previous non-qualified deferred compensation plan referred to as the WRAP.   Distributions from the WRAP are only available post-termination or retirement.

The table below provides detail regarding non-qualified deferred compensation of the named executive officers.  Balances previously deferred by the named executive officers to the WRAP have been combined with the Non-Qual Plan deferrals and reported in a single table below.

	Executive	Corporation	Aggregate		Aggregate
	Contributions	Contributions	Earnings	Aggregate	Balance
	in Last Fiscal	in Last Fiscal Year	in Last Fiscal	Withdrawals/	at Last Fiscal
Name	Year (1)	(1)	Year (2)	Distributions	Year End (3)
William P. Stafford, II	$160,264	23,864	$485,302	$-	$2,254,146
Gary R. Mills	57,033	38,622	141,594	-	1,371,095
David D. Brown	26,924	18,735	58,183	-	433,795
Jason R. Belcher	8,975	9,156	22,506	-	165,372
Sarah W. Harmon	938	1,148	435	-	3,847

(1)

The amounts reported under “Executive Contributions” are included in each named executive officer’s amount under the “Salary” column in the “2024 Summary Compensation Table.” The amounts reported under “Corporation Contributions” are included in each named executive officer’s amount under the “2024 All Other Compensation” column in the “2024 Summary Compensation Table.” The Corporation contributions reflected in the above table are reflective of amounts deferred by the executives in the prior plan year, but matched by the Corporation in the subsequent year.

(2)

The amounts reported under “Aggregate Earnings” are not included in each named executive officer’s amount under the “Salary” column or the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column in the “2024 Summary Compensation Table.”

(3)

All executive and Corporation contributions in prior years to the WRAP and Non-Qual Plan have been reported in the Summary Compensation Tables in the Corporation's previously filed proxy statements, to the extent that an executive was a named executive officer.

Potential Payments upon Termination

The information below describes the compensation that would become payable under existing plans and agreements based on the named executive officer’s actual termination of employment coupled with the assumption that the named executive officer’s employment had terminated on December 31, 2024, given the named executive officer’s compensation, years of service, and a presumed age of 62.

These benefits are in addition to benefits generally available to other non-executive officers, who are salaried employees, such as distributions under the KSOP and disability insurance benefits. The Corporation has estimated the amounts of compensation payable to each named executive officer under a variety of termination circumstances, including: early retirement, involuntary termination not for “Cause,” termination for “Cause,” termination following a change of control, disability, and death of the named executive officer.

Since a variety of factors might affect the nature and amount of any benefits payable upon the events discussed below, actual amounts may vary from what the Corporation has projected.

Regardless of the manner in which a named executive officer’s employment terminates, he or she may be entitled to receive amounts earned during their term of employment. Such amounts include:

•	option or stock award grants made pursuant to the 1999 Plan, 2004 Plan, 2012 Plan, or 2022 Plan that vest through the most recently completed fiscal year;
•	amounts contributed under the KSOP and the Corporation’s non-qualified deferred compensation plans;
•	amounts accrued and vested through the Corporation’s SERP payable as benefits for the life of the named executive officer beginning at age 62; and
•	cash surrender value of life insurance payable.

In the event of an involuntary termination without “Cause” or termination by a named executive officer for “Good Reason” other than a change in control, the Corporation shall pay the named executive officer severance in the form of continuing to pay their base salary for eighteen (18) months. In addition, the Corporation shall maintain and continue to provide health, dental, accident and disability insurance and certain other executive benefit plans, programs and arrangements until the earlier of (i) eighteen (18) months; or (ii) the date on which the Corporation determines that the named executive officer has violated any one of several specified sections of the agreement. Additional details regarding these agreements are set forth in the discussion beginning on page 25.  As required by said employment agreements, in the event of termination without “Cause,” termination due to change of control, or termination by a named executive officer for “Good Reason,” payment of any severance amounts due under the employment agreement is conditioned upon the execution of a separation agreement containing a valid waiver and release of any and all claims and a reaffirmation of the restrictions upon the executive contained in the employment agreement.

Payments Made Upon Retirement

In the event of the retirement of a named executive officer, in addition to the items identified above:

•	for options granted under the 1999 Plan, the officer will retain vested options for up to five (5) years after normal retirement at age 62 or later and ninety (90) days after early retirement;
•	for options granted under the 2012 Plan, the officer will retain vested options for the period of one year, or any statutorily required period; and
•
for performance restricted stock units granted under the 2022 Plan, the officer shall forfeit all unvested performance restricted stock units upon retirement unless the CRC otherwise amends the award to provide for proration or full payment upon retirement.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive officer, in addition to the benefit payments made upon termination or retirement, the named executive officer or their beneficiaries may receive benefits under the Corporation’s disability plan or executive life insurance plan, as appropriate, if enrolled. Currently, Mr. Stafford is the only named executive officer enrolled in a split dollar life insurance plan. If Mr. Stafford had died on December 31, 2024, his survivors would have received the projected amount of $100,000 from the proceeds of any individual split dollar life insurance policy. The premiums associated with this policy are included in the “2024 All Other Compensation and Benefits” table on page 28. The estimated amounts payable to the beneficiaries are derived by reflecting a deduction for repayment to the Corporation of the cash surrender value of the split dollar life insurance policies and distribution of eighty percent (80%) of the face value of any remaining insurance proceeds to the respective beneficiaries and twenty percent (20%) to the Corporation.

Payments Made Upon a Change of Control

As previously stated, the Corporation has entered into employment agreements with each of the named executive officers, which agreements include change of control provisions. Under these provisions and subject to certain requirements and restrictions, if within three (3) years after a change of control, a named executive officer is separated from service either because of (i) non-renewal of the agreement by the Corporation, (ii) termination by the Corporation without “Cause,” or (iii) termination by the named executive officer for “Good Reason," the named executive officer shall receive severance in the form of continued payment of their base salary and providing all other compensation benefits of a like kind and value as in effect at the time of the change of control, or on the date of termination, whichever is greater, for a period of thirty-six (36) months. Additional information relating to the terms of said employment agreements, including the change of control provisions, are set forth in the discussion beginning on page 25.

Potential Incremental Payments Table

The following table shows the potential incremental value transfer to each named executive officer under various termination scenarios. The table was prepared as though each named executive officer’s employment was terminated on December 31, 2024, with proper prior notice if applicable.

		Acceleration/
		Vesting of	Non-
		Options and	Qualified			Executive
	Salary &	Restricted	Deferred			Life
William P. Stafford, II	Benefits	Stock (9)	Comp (4)	SERP		Ins (6)		Total
Early retirement	$-	$-	$2,254,146	$74,222	(5,7)	$74,469		$2,402,837
Retirement	-	-	2,254,146	80,000	(2,5)	74,469		2,408,615
Termination for "Cause"	-	-	2,254,146	-		74,469		2,328,615
Termination without "Cause"	747,593	-	2,254,146	80,000	(1,5)	74,469		3,156,208
Change in control termination	1,460,028	610,817	2,254,146	1,031,470	(4)	74,469		5,430,930
Disability (8)	-	531,606	2,254,146	80,000	(1,5)	74,469		2,940,221
Death (3)	-	531,606	2,254,146	80,000	(1,5)	1,159,000	(4)	4,024,752

Gary R. Mills
Early retirement	-	-	1,371,095	53,598	(5,7)	85,772		1,510,465
Retirement	-	-	1,371,095	61,844	(2,5)	85,772		1,518,711
Termination for "Cause"	-	-	1,371,095	-		85,772		1,456,867
Termination without "Cause"	990,929	-	1,371,095	61,844	(1,5)	85,772		2,509,640
Change in control termination	1,946,700	814,395	1,371,095	539,803	(4)	85,772		4,757,765
Disability (8)	-	708,784	1,371,095	61,844	(1,5)	85,772		2,227,495
Death (3)	-	708,784	1,371,095	61,844	(1,5)	1,545,000	(4)	3,686,723

David D. Brown
Early retirement	-	-	433,795	30,123	(5,7)	25,816		489,734
Retirement	-	-	433,795	34,757	(2,5)	25,816		494,368
Termination for "Cause"	-	-	433,795	-		25,816		459,611
Termination without "Cause"	529,077	-	433,795	34,757	(1,5)	25,816		1,023,445
Change in control termination	1,022,997	345,029	433,795	225,672	(4)	25,816		2,053,309
Disability (8)	-	300,286	433,795	34,757	(1,5)	25,816		794,654
Death (3)	-	300,286	433,795	34,757	(1,5)	786,000	(4)	1,554,838

Jason R. Belcher
Early retirement	-	-	165,372	16,186	(5,7)	5,647		187,205
Retirement	-	-	165,372	18,676	(2,5)	5,647		189,695
Termination for "Cause"	-	-	165,372	-		5,647		171,019
Termination without "Cause"	529,077	-	165,372	18,676	(1,5)	5,647		718,772
Change in control termination	1,022,997	345,029	165,372	32,223	(4)	5,647		1,571,268
Disability (8)	-	300,286	165,372	18,676	(1,5)	5,647		489,981
Death (3)	-	300,286	165,372	18,676	(1,5)	786,000	(4)	1,270,334

Sarah W. Harmon
Early retirement	-	-	3,847	-		1,244.00		5,091
Retirement	-	-	3,847	-		1,244.00		5,091
Termination for "Cause"	-	-	3,847	-		1,244.00		5,091
Termination without "Cause"	529,077	-	3,847	-		1,244.00		534,168
Change in control termination	1,022,997	316,755	3,847	-		1,244.00		1,344,843
Disability (8)	-	275,679	3,847	-		1,244.00		280,770
Death (3)	-	275,679	3,847	-		721,000	(4)	1,000,526

(1)	Annual payment deferred to age 60.
(2)	Annual payment; presumed to be age 62 on December 31, 2024.
(3)	Payment to beneficiary upon death of named executive officer.
(4)	Presumes lump sum payout.
(5)

Represents an annuity payable over the life of the named executive officer at a reduced amount beginning at age 60, a larger amount beginning at age 62 or for ten (10) years certain to a named beneficiary in the event of death.

(6)	Other than the life insurance proceeds payable upon death, presumed at December 31, 2024.
(7)	Presumed to be age 60 and have at least twenty (20) years of service on December 31, 2024.
(8)	The benefits shown in the disability termination scenario reflect the accelerated vesting of options and restricted stock units, lump sum payout of nonqualified deferred compensation, annuity payment of their SERP, and the cash surrender value of their life insurance upon the named executive officer's disability. There are no disability benefits listed in the above table because the Corporation's disability plan does not discriminate in scope, terms or operation in favor of executive officers and is available generally to all salaried employees.
(9)	Under the 2022 Equity Plan, the restricted stock units are forfeited in the case of individual employment terminations or retirement unless the CRC amends the award to provide for proration of full payout. The information reported in this column assumes that the restricted stock units have been forfeited in both of these circumstances. Under the plan, any units not assumed or replaced by the successor or surviving corporation in a change of control shall vest on the date of such termination and separation from service. The amounts in this column includes the estimated benefit in the event a successor corporation had refused to assume or replace the NEO's outstanding equity awards.

DIRECTOR COMPENSATION

2024 Non-Management Directors’ Compensation

The Corporation and the Board have a long-standing goal of offering directors a compensation package that is intended to fairly compensate directors for work required for the Corporation and to align the directors’ interests with the long-term interests of shareholders.  Since 2021, the program has utilized only two components: Board service fees (paid 50% in cash and 50% in equity grants that vest one-year from grant date) and committee service fees (including chairmanship and financial expert fees) paid in cash.  In 2024, Aon was engaged to review the competitiveness of its non-management directors' compensation program.  This review included a review of annual board retainers, incentive compensation, equity awards, committee fees, and total board compensation cost.  As a result of this engagement, based on a review of prevailing peer group practice and strong corporate governance practices, certain changes were made to the non-management directors' compensation in 2024, but not to the structure of the compensation program which remained satisfactory.

As shown on the table on page 36, for fiscal year 2024, non-management directors’ compensation includes the following:

Cash Compensation. During 2024, each non-employee member of the Board received a total annual retainer fee of $33,541, paid on a quarterly basis.   No additional fee is paid to directors of the Corporation who also serve on the board of a subsidiary, although fees may be paid for service on certain committees of subsidiaries. ACER Committee members received an annual cash retainer fee of $11,365, with the Chairman receiving an additional $14,206 and the Financial Expert receiving an additional $7,389 per year. Members of the GNC received a cash retainer fee of $2,826 per year, with the Chairman receiving an additional $2,826 per year. Members of the CRC receive a cash retainer fee of $2,826 per year, with the Chairman receiving an additional $2,826 per year. Non-management directors are reimbursed for travel or other expenses incurred for attendance at Board, subsidiary board, and committee meetings or other required travel for the benefit of the Corporation.

Deferral of Cash Compensation. Directors are permitted on an annual basis, prior to the beginning of each calendar year, to defer Board and committee cash fees to a non-qualified deferred compensation plan established solely for that purpose. Each director electing to defer fees is responsible for the investment of such deferrals, and the Corporation does not provide either a preferential investment or interest rate for such deferred compensation. Each director who has deferred any such compensation has the ability to access such deferred compensation upon retirement from active Board service.

Equity Compensation. In 2024, each non-employee member of the Board was awarded equity compensation in the form of restricted stock units, which are scheduled to vest one (1) year from the date of grant.  The award was in an amount equal to each director's annual cash retainer for their Board, but not Committee, service.  All grants of restricted stock units to directors in 2024 were made under the 2022 Plan.

Directors’ Supplemental Retirement Plan. The Corporation established a directors’ supplemental retirement plan (“Directors’ SERP”) for its non-management directors in 2001, which was later amended to remain compliant with Code Section 409A and to provide for certain changes in the benefit formula and various other provisions. The Directors’ SERP amendment substitutes a defined benefit in lieu of the previous indexed benefit. The amended Directors’ SERP provides for an annual retirement benefit of one hundred percent (100%) of the director’s highest consecutive three (3) years’ average compensation. Benefits are payable at the later of (i) the age of 70 or (ii) separation from service to the Corporation, and continue for ten (10) years.  The Directors’ SERP also contains provisions addressing a change of control, as defined in the Plan, which allow the directors to retain benefits under the Directors’ SERP in the event of a termination of service, other than for “Cause,” during the twelve (12) months prior to a change in control or anytime thereafter, unless the director voluntarily terminates their service within ninety (90) days following the change in control.  On December 31, 2021, the Directors' SERP was amended with the effect of (1) freezing it to new participants and (2) amending the definition of final average compensation so that no year after 2021 could be considered in the computation.  Current participants will continue to accrue and vest as intended under the plan.

The Corporation has also entered into life insurance endorsement method split dollar agreements with certain directors covered under the Directors’ SERP. Under the agreements, the Corporation shares eighty percent (80%) of death benefits (after the Corporation’s recovery of cash surrender value) with the designated beneficiaries of the directors under life insurance contracts referenced in the Directors’ SERP.

Insurance. The Corporation provides Directors’ Liability Insurance coverage for its directors and indemnification is provided for in the Corporation’s Bylaws.

Director Compensation Table

The following table summarizes non-management director compensation, including compensation for director services at the bank subsidiary for 2024.

					Change in
					Pension Value
					and
	Fees				Non-qualified
	Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash (1)	Awards (2)	Awards	Compensation	Earnings (3)	Compensation	Total

C. William Davis	$45,571	$33,922	$-	$-	$-	$-	$79,493
Samuel L. Elmore	87,463	33,922	-	-	-	-	121,385
Richard S. Johnson	80,003	33,922	-	-	-	-	113,925
Harriet B. Price	50,557	33,922	-	-	-	-	84,479
M. Adam Sarver	80,629	33,922	-	-	-	-	114,551
Beth A. Taylor	48,457	33,922	-	-	-	-	82,379

(1)	The value represents board fees and committee fees.
(2)

On May 29, 2024, directors were awarded restricted stock units which vest in one (1) year.  The amounts represent the grant date fair value of the restricted stock units in accordance with FASB ASC Topic 718.  The compensation amount was calculated using the closing price of $33.99 on May 28, 2024, the day prior to the grant date.

(3)

No amounts are reported for 2024 because the change in the actuarial present value of the benefits under the Director's SERP at the end of 2024 compared to 2023 decreased as follows:  Mr. Davis ($5,599); Mr. Elmore ($6,719); and Mr. Johnson ($6,439).

PAY RATIO DISCLOSURE

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd - Frank Act”), the Securities and Exchange Commission (“SEC”) adopted a rule requiring annual disclosure of the ratio of the total annual compensation of the principal executive officer (“PEO”) of the Corporation to the median annual total compensation of all other employees of the Corporation (the “MATC”). The Corporation’s PEO is Mr. Stafford. During calendar year 2024, Mr. Stafford received total compensation of $855,786, as reflected in the Summary Compensation Table on page 27. During calendar year 2024, the MATC was $48,557. Accordingly, the aforesaid ratio for the Corporation for fiscal year 2024 is 17.6 to 1.

The MATC used in the calculation above was determined from a list of 543 persons, constituting all persons (excluding the PEO) employed by the Corporation on January 1, 2024 and remaining employed by the Corporation as of December 31, 2024 excluding seasonal employees.  Determination of the median employee was based on wages actually earned in 2024 plus the following additional 2024 compensation components, where applicable: paid time off; overtime pay; incentive compensation; and commissions. The gross amounts were adjusted for locality differentials where applicable. After identifying the median employee, the MATC was calculated using the same methodology employed for named executive officers, including the PEO, in the Summary Compensation Table.

PAY VERSUS PERFORMANCE

As required by Item 402(v) of Regulation S-K, the Corporation is providing the following information about the relationship between executive compensation as reported in the Summary Compensation Table, “Compensation Actually Paid” ("CAP") as defined by the SEC, and certain financial performance of the Company. CAP is calculated in accordance with SEC rules and does not reflect the actual amount of compensation earned or paid during the applicable year. For information concerning the Corporation’s pay for performance philosophy and how the Corporation aligns executive compensation with the Corporation’s performance, refer to the Compensation Discussion and Analysis beginning on page 18.

Pay versus Performance Table

The following table reports the total compensation for the NEOs for the past five (5) fiscal years as shown in the Summary Compensation Table ("SCT"), the CAP to the PEO and, on average, to the other NEOs in accordance with SEC rules.  The table also provides information on the Corporation's Total Shareholder Return ("TSR") and the TSR of the selected peer group over the five-year period, the Corporation's Net Income, and the Corporation's ROAE which represents our Company Selected Measure ("CSM") per SEC rules.

					Year-end value of $100 invested on 12/31/2019
Year	SCT Total for PEO (1)	CAP for PEO (2)	Average SCT Total for Non-PEO NEOs (1)	Average CAP for Non-PEO NEOs (2)	FCBC TSR (3)	Peer Group TSR (4)	FCBC Net Income (MM)	FCBC ROAE (%)
2024	$855,786	$888,650	$704,183	$728,682	$161.84	$120.02	$51.60	10.03
2023	1,200,030	956,254	777,519	765,683	141.73	128.73	48.02	10.02
2022	970,489	942,517	756,509	761,575	122.88	99.82	46.66	11.04
2021	690,995	702,132	525,400	567,119	116.90	107.19	51.17	11.96
2020	867,481	726,805	636,693	577,795	72.83	77.43	35.93	8.54

(1)

Mr. William Stafford served as the PEO for all five (5) years covered in the table.  Messrs. Gary Mills, David Brown, Jason Belcher, and Ms. Sarah Harmon served as the Non-PEO NEOs for all five (5) years covered in the table.  The dollar amounts reported are total compensation in the Summary Compensation Table for the PEO and the average for Non-PEO NEOs for each reported fiscal year.

(2)

The dollar amounts reported represent "Compensation Actually Paid," as calculated in accordance with SEC rules for the PEO and the average for Non-PEO NEOs for each reported year.  These dollar amounts do not reflect actual amounts of compensation paid during the covered year, but reflect adjustments for (i) the year-end fair values of unvested equity awards granted in the current year, (ii) the year-over-year difference of year-end fair values for unvested awards granted in prior years, (iii) the fair values at vest date for awards granted and vested in the current year, and (iv) the difference between prior year-end fair values and vest date fair values for awards granted in prior years.  In addition, adjustments were made for the difference in pension values reported in the Summary Compensation Table and the current year service cost obtained from the Corporation's pension actuary.  The Corporation does not pay or accrue dividends or dividend equivalents on unvested equity grants; and, as such, reports no adjustments.

(3)

Reflects the cumulative total shareholder return of First Community Bankshares, Inc. over the five-year period.  The reporting is based on a theoretical $100 invested on the last day of 2019 and valued as of the last trading day of 2020, 2021, 2022, 2023 and 2024.  These calculated values were obtained from the S&P Cap IQ database.

(4)

Reflects the cumulative total shareholder return of the Corporation’s Asset & Regional Peer Group, weighted according to the member companies’ market capitalization for each period for which the return is indicated.  This is the peer group used by FCBC for purposes of Item 201(e) of Regulation S-K in our Annual Report on Form 10K for the year ended December 31, 2024.  Calculated values in the table were obtained from the S&P Cap IQ database.

Calculation of Compensation Actually Paid ("CAP")

To calculate the amounts in the CAP for the Corporation's PEO and Non-PEO NEOs in the table above according to SEC reporting rules, the following adjustments were made to Total Compensation as reported in the Summary Compensation Table for each covered year.

	2024		2023		2022		2021		2020
	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Total Compensation from Summary Compensation Table	$855,786	$704,183	$1,200,030	$777,519	$970,489	$756,509	$690,995	$525,400	$867,481	$636,693
Adjustments for Pension
Adjustment Summary Compensation Table Pension	-	-	(301,283)	(54,654)	(46,618)	(9,027)	(43,270)	(20,210)	(40,218)	(20,192)
Amount added for current year service cost	-	-	-	-	-	-	-	31,734	-	29,665
Amount added for prior service cost impacting current year	-	-	-	-	-	-	-	-	-	-
Total Adjustments for Pension	-	-	(301,283)	(54,654)	(46,618)	(9,027)	(43,270)	11,524	(40,218)	9,473
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	(146,021)	(108,853)	(146,026)	(108,835)	(135,011)	(100,643)	(108,049)	(82,640)	(149,657)	(109,973)
Year-end fair value of unvested awards granted in the current year	178,885	133,352	205,757	153,353	163,635	121,981	97,254	74,372	87,248	64,114
Year-over-year difference of year-end fair values for unvested awards granted in prior years	-	-	(2,224)	(1,700)	9,774	7,456	41,511	24,698	(21,523)	(12,435)
Fair values at vest date for awards granted and vested in current year	-	-	-	-	-	-	-	-	-	-
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	-	-	-	-	(19,752)	(14,701)	23,691	13,765	(16,525)	(10,078)
Forfeitures during current year equal to prior year-end fair value	-	-	-	-	-	-	-	-	-	-
Dividends or dividend equivalents not otherwise included in total compensation	-	-	-	-	-	-	-	-	-	-
Total Adjustments for Equity Awards	32,864	24,499	57,507	42,818	18,646	14,093	54,407	30,195	(100,458)	(68,372)
Compensation Actually Paid (as calculated)	$888,650	$728,682	$956,254	$765,683	$942,517	$761,575	$702,132	$567,119	$726,805	$577,795

Performance Measures

As required by SEC rules, the following table identifies the three most important financial measures used by the CRC for making compensation decisions related to the 2024 NEOs. The Company-Selected Measure is denoted with an asterisk.

Financial Performance Measures
Return on Average Equity (ROAE) *
Return on Average Assets (ROAA)
Efficiency Ratio

Pay versus Performance Graphs

In accordance with SEC reporting rules, the Corporation has prepared the following graphs which overlay the following performance results with CAP:

●	Corporation and peer group TSR versus Compensation Actually Paid to the PEO and average for other NEOs for each covered year.

●	Corporation Net Income versus Compensation Actually Paid to the PEO and average for other NEOs for each covered year.

●	Corporation Return on Average Equity (ROAE) versus Compensation Actually Paid to the PEO and average for other NEOs for each covered year.

OWNERSHIP AND RELATED PERSON TRANSACTIONS

Information on Stock Ownership

The following table shows how many shares of Common Stock are beneficially owned by each director and named executive officer individually and as a group as of February 25, 2025.  The table also shows all shareholders known to us to be the beneficial owners for more than 5% of the outstanding shares of Common Stock of the Corporation.  “Beneficial ownership” includes those shares of Common Stock which a director or named executive officer has the power to vote or invest, as well as stock options that are exercisable currently or within 60 days, and common stock underlying phantom stock, performance restricted stock units and restricted stock units that may be acquired, in certain circumstances, within 60 days. The following table does not include any performance restricted stock units or restricted stock units because the directors and named executive officers may not acquire these units within 60 days of February 25, 2025.

		Amount and
		Nature
	Name and Address of Beneficial	of Beneficial	Percent of
Title of	Owner or Number of	Ownership as of	Common
Class	Persons in Group	February 25, 2025	Stock

Common	BlackRock (1)	1,556,953	8.77%
	55 East 52nd Street, New York, NY 10055

Common	Richard G. Preservati (2)	1,500,775	8.19%
	P.O. Box 1003, Princeton, WV 24740

Common	Dimensional Fund Advisors, LP (3)	965,956	5.17%
	Building One, 6300 Bee Cave Road, Austin, TX 78746

Common	The Vanguard Group, Inc (4)	951,173	5.16%
	100 Vanguard Blvd., Malvern, PA 19355

Common	The H. P. & Anne S. Hunnicutt Foundation (5)	822,100	4.49%
	P.O. Box 309, Princeton, WV 24740

	The Corporation's Directors and Named Executive Officers:
Common	Jason R. Belcher (6)	19,544	*
Common	David D. Brown (7)	32,939	*
Common	C. William Davis (8)	26,644	*
Common	Samuel L. Elmore (9)	21,896	*
Common	Sarah W. Harmon (10)	11,391	*
Common	Richard S. Johnson (11)	61,791	*
Common	Gary R. Mills (12)	81,426	*
Common	Harriet B. Price (13)	4,458	*
Common	M. Adam Sarver (14)	160,572	*
Common	William P. Stafford, II (15)	222,122	1.21%
Common	Beth A. Taylor (16)	29,746	*

	All Directors and Executive Officers as a Group	672,529	3.67%

*	Represents less than one percent (1%) of the outstanding shares.

(1)	Number of shares are based on a Form 13G filed with the SEC on January 25, 2024, for shares owned as of December 31, 2023.
(2)	Number of shares are based on a Form 13G filed with the SEC on March 25, 2015, for shares owned as of March 6, 2015.
(3)	Number of shares are based on a Form 13G filed with the SEC on February 9, 2024, for shares owned as of December 29, 2023.
(4)	Number of shares are based on a Form 13G filed with the SEC on November 12, 2024, for shares owned as of September 30, 2024.
(5)	The H. P. and Anne S. Hunnicutt Foundation ("Foundation") is a charitable, tax-exempt, private foundation. The Foundation was created by the families of Directors William P. Stafford, II and Director M. Adam Sarver. Neither Director Stafford nor Director Sarver hold beneficial ownership of the shares held by the Foundation.
(6)	Includes 4,227 shares allocated to Mr. Belcher’s KSOP account.
(7)

Includes 4,244 shares allocated to Mr. Brown’s KSOP account, 9,914 phantom shares (equal to one share of common stock) that may be acquired upon termination or retirement from the Corporation and 4,455 shares issuable upon exercise of currently exercisable options granted under the 2012 Plan.

(8)

Includes 4,773 phantom shares (equal to one share of common stock) that may be acquired upon termination or retirement from the Corporation and 3,958 shares issuable upon exercise of currently exercisable options granted under the 2012 Plan.

(9)	Includes 3,958 shares issuable upon exercise of currently exercisable options granted under the 2012 Plan.
(10)	Includes 1,379 shares allocated to Ms. Harmon’s KSOP account and 5,157 shares issuable upon exercise of currently exercisable options granted under the 2012 Plan.
(11)

Includes 26,550 shares held jointly by Mr. Johnson and his wife and 3,958 shares issuable upon exercise of currently exercisable options granted under the 2012 Plan. 5,500 of the shares listed have been pledged as security by Mr. Johnson.

(12)

Includes 8,568 shares allocated to Mr. Mills’ KSOP account, 25,537 shares held jointly by Mr. Mills and his wife, 15,968 phantom shares (equal to one share of common stock) that may be acquired upon termination or retirement from the Corporation, and 3,890 shares issuable upon exercise of currently exercisable options granted under the 1999 Plan and 15,799 shares issuable upon exercise of currently exercisable options granted under the 2012 Plan.

(13)	Includes 3,958 shares issuable upon exercise of currently exercisable options granted under the 2012 Plan.
(14)

Includes 872 shares held by Mr. Sarver’s wife, 2,000 shares held in a custodian account for his daughters, a fifty percent (50%) ownership of Longview Properties, LLC, and 3,958 shares issuable upon exercise of currently exercisable options granted under the 2012 Plan. 24,832 of the shares listed have been pledged as security by Mr. Sarver.

(15)	Includes 2,726 shares allocated to Mr. Stafford’s KSOP account and 11,702 shares issuable upon exercise of currently exercisable options granted under the 2012 Plan.
(16)	Includes 20,000 shares held by Dr. Taylor's husband.

Related Person/Party Transactions

Review and Approval of Related Person/Party Transactions. The Corporation reviews relationships and transactions in which the Corporation and its directors, executive officers, their immediate family members, or their related entities participate. The Corporation has developed and implemented processes and controls to obtain such information and determine whether a related person or party has a direct or indirect material interest in a transaction that requires approval of such transaction by the GNC and/or disclosure of such transaction in the annual proxy statement. Procedures used for reviewing and assessing this process are documented in writing.

Part of this process requires all directors of the Corporation and its banking subsidiary and all executive officers to respond annually to a related party worksheet and each director and named executive officer to respond annually to a proxy statement questionnaire. When it is determined that a transaction with a related person or party may have occurred, or when the Corporation desires to enter into a transaction with a related person or party, the transaction is scrutinized to determine whether such transaction truly rises to the level of a “Related Party Transaction” as defined by the SEC rules. Potential Related Party Transactions are examined by the GNC, which may approve or ratify the transaction, and, as necessary, consult with counsel having specific expertise in SEC matters. If a Related Party Transaction has occurred, it is disclosed in the annual proxy statement pursuant to SEC rules.

Further, all significant transactions with related persons or parties, regardless of whether they rise to the level of a Related Party Transaction, are reviewed on a quarterly basis by the GNC.

Description of Related Person Transactions. As expected, the Corporation’s subsidiary bank has consistently and from time-to-time accepted deposits from and made loans to related persons and parties. All such loans and deposits were made: (i) in the ordinary course of business; (ii) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other non-related persons or parties; and (iii) did not involve more risk of collectability than comparable transactions with other non-related persons or parties. All loans made to directors and executive officers are in compliance with federal banking regulations and thereby exempt from insider loan prohibitions as set forth in the Sarbanes-Oxley Act of 2002.

During 2024, the Corporation entered into no Related Party Transactions in excess of $120,000 or which would otherwise meet the threshold for disclosure in this proxy statement under the relevant SEC rules.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act and applicable SEC regulations require the Corporation’s directors, executive officers, and persons who beneficially own more than ten percent (10%) of Common Stock of the Corporation to file initial reports of ownership and reports of changes in ownership of Common Stock with the SEC. As a practical matter, the Corporation assists all directors and executive officers by monitoring, completing, and filing Section 16 reports on their behalf. Based solely upon the review of Forms 3, 4 and 5, and amendments thereto filed in accordance with the instructions and information provided to the Corporation by its officers and directors, the Corporation believes that all Section 16(a) filings required to be filed by its directors, executive officers and persons who beneficially own more than ten percent (10%) of the Common Stock were properly and timely completed during fiscal year 2024.

REPORT OF THE ACER COMMITTEE

The ACER Committee is comprised of five (5) independent directors and operates under a written charter adopted by the Board of Directors and available publicly on the Corporation's website www.firstcommunitybank.com under Investor Relations.   The ACER Committee selects the Corporation's independent registered public accounting firm, subject to advisory shareholder ratification, and reviews the Corporation’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for establishing and maintaining adequate internal financial controls for preparing financial statements and for public reporting processes. Crowe, LLP, the Corporation’s independent registered public accounting firm for 2024, is responsible for expressing opinions on the conformity of the Corporation’s financial statements with generally accepted accounting principles and on the Corporation’s internal controls over financial reporting.

In this context, the ACER Committee has reviewed and discussed with management and Crowe, LLP the audited financial statements for the year ended December 31, 2024, and Crowe, LLP's evaluation of the Corporation’s internal controls over financial reporting as of that date. The ACER Committee regularly communicates with Crowe, LLP regarding Auditing Standard 1301 Communications with Audit Committees, as well as other relevant standards as required by the Public Company Accounting Oversight Board ("PCAOB"). In accordance with PCAOB requirements, Crowe, LLP has communicated to the ACER Committee, and the Committee has discussed, the firm’s independence.  The ACER Committee has concluded that Crowe, LLP's provision of audit and non-audit services to the Corporation and its affiliates is compatible with Crowe, LLP's independence.

Based on the review and discussions referred to above, the ACER Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements for the year ended December 31, 2024, be included in the Annual Report on Form 10-K for 2024 for filing with the SEC.

This report is provided by the following independent directors, who comprise the ACER Committee:

Samuel L. Elmore

Richard S. Johnson (Chairman)

Harriet B. Price

M. Adam Sarver

Beth A. Taylor

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The ACER Committee of the Board of Directors annually considers the selection of the Corporation's independent registered public accounting firm.  From time to time, that process is augmented by requests for proposals, including competitive bid submissions, solicited from several reputable and qualified firms.  This process allows the ACER Committee to rigorously evaluate the qualifications and relevant experience of each firm and to ensure the Corporation receives fair pricing of services provided.  This competitive bidding process was last undertaken in 2022, and Elliott Davis, PLLC was selected to serve as the Corporation's independent registered public accounting firm for 2022.  The ACER Committee also initially selected Elliott Davis, PLLC to serve as the Corporation's independent registered public accounting firm for 2023.  This selection was later ratified by both the Board and the shareholders at the 2023 Annual Meeting.  However, on April 12, 2023, Elliott Davis informed the Corporation of its intent to raise its fees by 90% from the prior year.  Due to this unexpected fee increase, on May 9, 2023, the ACER Committee approved the dismissal of Elliott Davis, PLLC and the engagement of Crowe, LLP to serve as the Corporation's independent registered public accounting firm for the fiscal year ending December 31, 2023.  Crowe, LLP had also participated in the 2022 competitive bid process and been thoroughly evaluated at that time.  On that same date the Board ratified the ACER Committee's decision.

In making its selection, the ACER Committee considered, among a plethora of other factors, whether the audit and non-audit services provided by any potential provider are compatible with maintaining the independence of the Corporation's outside auditors.  The ACER Committee also requires the selected provider to rotate its key partners assigned to the Corporation's audit at least every five (5) years.  The ACER Committee prohibits the hiring by the Corporation and its subsidiaries of any of the selected independent registered public accounting firm's partners, directors, managers, staff persons, advising members of the department of professional practice, reviewing partners, reviewing tax professionals, or any other persons having responsibility for providing audit assurance on any aspect of the certification of the Corporation’s financial statements.

Representatives of Crowe, LLP will be present at the Annual Meeting to make a statement, if they desire to do so, and to respond to appropriate questions.

Principal Accounting Fees and Services

Fees Paid to Independent Registered Public Accounting Firm.  The following table provides information regarding the fees paid by the Corporation to its independent registered pubic accounting firm, Crowe, LLP, for the fiscal year ended December 31, 2023 and December 31, 2024:

	2023	2024

Audit fees	$539,355	$424,515
Audit related fees	66,150	55,440
All other fees	-	-
Tax fees	12,632	13,409

Fees Paid to Prior Independent Registered Public Accounting Firm.  The following table provides information regarding the fees paid by the Corporation to its previous independent registered public accounting firm, Elliott Davis, PLLC, for the fiscal years ended December 31, 2023.

2023

Audit fees	$269,371
Audit related fees	33,900
All other fees	-
Tax fees	4,100

In the above tables, in accordance with SEC rules, “audit fees” are fees paid by the Corporation to Elliott Davis, PLLC and Crowe, LLP for audit of the Corporation’s financial statements included in the Annual Report on Form 10-K, for review of financial statements included in the Quarterly Reports on Form 10-Q, for audit of the Corporation’s internal controls over financial reporting, and for services typically provided by the auditor in connection with statutory and regulatory filings. “Audit related fees,” which amount was preapproved by the ACER Committee, include audits of two of the Corporation’s employee benefit plans. “Tax fees,” which were preapproved by the ACER Committee, include fees paid for the completion of the Corporation’s 2023 and 2024 federal and state income tax returns, 2023 and 2024 quarterly tax estimates, tax services related to benefit plans, and miscellaneous tax research required for the completion of these services.

Pre-Approval Policies and Procedures

The ACER Committee has adopted a policy that sets forth the manner in which the ACER Committee will review and approve all services to be provided by the independent registered public accounting firm. The ACER Committee pre-approves all audit and permitted non-audit services to be performed for the Corporation by its independent public accountants. The Chair of the ACER Committee may represent the entire committee for the purposes of pre-approving permitted non-audit services. The ACER Committee does not consider the provision of the permitted non-audit services to be incompatible with maintaining the independent public accountant’s independence.

PROPOSAL 3:  RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to ratification by the Corporation's shareholders, the Board has ratified the decision of the ACER Committee to engage Crowe, LLP as the independent registered public accounting firm to perform the audit of the consolidated financial statements of the Corporation and its subsidiaries, as well as the Corporation's internal control over financial reporting, for the fiscal year ending December 31, 2025.  As discussed above, Crowe, LLP was selected in 2023 following a competitive request for proposals process and audited the financial statements of the Corporation in 2022.

The Corporation is asking shareholders to ratify the selection of Crowe, LLP as its independent registered public accounting firm for the year ending December 31, 2025.  Although ratification is not required, it has been the Corporation's practice to seek shareholder ratification of this appointment as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Board may, but is not required to, reconsider whether to retain Crowe, LLP as the Corporation's independent registered public accounting firm.  Further, even if the selection is ratified, the Board may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such change would be in the best interests of the Corporation and its shareholders.

The Board unanimously recommends a vote FOR the ratification of Crowe, LLP as the Corporation's independent registered public accounting firm for the year ending December 31, 2025.

PROPOSAL 4: TO APPROVE AN AMENDMENT TO THE CORPORATION’S ARTICLES OF INCORPORATION TO CHANGE THE VOTING REQUIREMENTS FOR APPROVAL OF CERTAIN CORPORATE TRANSACTIONS AND FUTURE AMENDMENTS TO THE CORPORATION’S ARTICLES OF INCORPORATION

On February 25, 2025, the Corporation’s Board of Directors approved, subject to shareholder approval, an amendment to the Corporation’s Articles of Incorporation to change the voting requirements necessary for shareholders to approve certain corporate transactions and future amendments to the Articles of Incorporation. The amendment would alter the voting requirement from the majority of shareholder votes entitled to be cast to the majority of votes cast on the action if the action is approved by at least two-thirds of the Directors. The amendment also clarifies that certain voting standards are only applicable to actions for which shareholders are entitled to vote under Virginia law.

Background of the Proposal

Subject to certain limited exceptions, under the Virginia Stock Corporation Act (“VSCA”) the following business combinations and fundamental corporate changes require the approval of more than two-thirds (66 2/3%) of the shareholder votes entitled to be cast on the action unless the Articles of Incorporation specify a greater or lesser vote: (i) amendment of the Corporation’s Articles of Incorporation; (ii) a plan of merger or share exchange that requires shareholder approval under the VSCA; (iii) a plan of domestication; (iv) a plan of conversion; and (v) the sale of all or substantially all of the Corporation’s assets other than in the regular course of business. The VSCA permits this voting standard to be increased or decreased in a corporation’s Articles of Incorporation as long as the voting standard is not less than a majority of all shareholder votes cast on the action by each voting group entitled to vote at a meeting at which a quorum of the voting group exists.

The Corporation’s existing Articles of Incorporation provide that if the Board of Directors has approved and recommended the action by at least two-thirds of the Directors, then the shareholder vote required for such actions is the majority of all votes entitled to be cast on the transaction. If the action is not approved and recommended by two-thirds of the Directors, then the action must be approved by a vote of 75% or more of all shareholder votes entitled to be cast on the action. The VSCA and these provisions are intended to protect the Corporation’s shareholders from actions that do not have the support of a supermajority of the Board by requiring a greater approval beyond a simple majority of its shareholders.

Under the VSCA, certain merger and share exchange transactions do not require shareholder approval where, among other things, the corporation is the surviving corporation in the merger or the acquiring corporation in the share exchange and the number of shares outstanding immediately after the merger or share exchange, plus the number of shares issuable as a result of the merger or share exchange, will not exceed more than 20% of the total number of outstanding shares of the surviving corporation immediately before the merger or share exchange.

The Board recognizes the benefit to the Corporation and its shareholders of using the higher voting requirements, in the absence of supermajority Board support, to encourage any persons seeking control of the Corporation to negotiate with the Board. This provision has the effect of giving the Board greater leverage when negotiating with a potential acquirer who may have a short-term focus and affording the Board time to consider alternatives that might provide greater value for all shareholders.  However, the Board believes that a lesser standard is warranted when supermajority Board support is present.

In connection with its regular review of the organizational and governance documents of the Corporation and its banking subsidiary, the Board examined the current voting approval provisions of the Corporation’s Articles of Incorporation. In approving the proposed amendment, the Board determined that lowering the voting threshold to approve certain corporate transactions and future amendments to the Articles of Incorporation that are approved by at least two-thirds of the Board from the majority of the votes entitled to be cast to the majority of the votes cast would benefit shareholders of the Corporation in that it allows a significant transaction or articles amendment to be approved by a lower voting threshold. The proposed lower voting standard also mitigates the potential loss of an advantageous corporate transaction previously approved by a supermajority vote of the Board due to a lack of shareholder participation.  Based on such discussions, the Board believed that lowering the approval standard for such actions is appropriate from a corporate governance perspective for a community banking organization such as the Corporation.

The Corporation has no current plan, commitment, arrangement, understanding or agreement regarding a business combination or fundamental corporate change that would require shareholder approval.  The Corporation is not aware of any present or threatened third-party plans to gain control of the Corporation.  The proposed amendment to the Corporation's Articles of Incorporation is not being recommended in response to any such plan or threat.  Rather, the Board is recommending the amendment as part of its periodic review of the Corporation's organizational and governance documents.  The Board has no present intention of soliciting a shareholder vote on any proposals relating to a business combination, fundamental corporate change, or possible takeover of the Corporation.

Effect of Proposed Amendment

The proposed amendment would eliminate Section A of Article VII of the Corporation’s Articles of Incorporation and replace it with a new section that is very similar to current Section A except that it lowers the required vote necessary to approve significant corporate actions in the event such action is approved by at least two-thirds of the Directors of the Corporation.  The revised Section A of Article VII of the Corporation's Articles of Incorporation would provide that if such corporate action or amendment is approved and recommended by at least two-thirds of the directors in office, such corporate action or amendment must be approved by a majority of the votes cast by each voting group entitled to vote on the matter.

The amendment also clarifies that the voting standard set forth in the Corporation’s Articles of Incorporation is only applicable to those actions that require shareholder approval under the VSCA. According to the VSCA, the Corporation’s shareholders are not entitled to approve a merger in which the Corporation is the surviving corporation or a share exchange in which the Corporation is the acquiring corporation, when (i) no material changes to the Corporation’s Articles of Incorporation or the number or rights of the Corporation’s outstanding shares are contemplated, and (ii) the number of the Corporation’s outstanding shares immediately after such transaction, plus the number of shares issuable as a result of such transaction, will not exceed by more than 20% the total number of shares of the Corporation immediately before the transaction.

This new section maintains the current voting requirement under the Corporation's Articles of Incorporation that a merger, share exchange, plan of domestication, plan of conversion, sale of all or substantially all of the Corporation’s assets otherwise than in the usual and regular course of business, dissolution, or any amendment of the Corporation’s Articles of Incorporation that requires a vote of the Corporation’s shareholders under the VSCA and is not approved by at least two-thirds of the Directors of the Corporation, must be approved by the vote of at least 75% of all the votes entitled to be cast on such matter by each voting group entitled to vote on the matter.  The revised Section A of Article VII of the Corporation's Articles of Incorporation would provide that if such action or amendment is approved and recommended by at least two-thirds of the directors in office, such action or amendment must be approved by a majority of the votes cast by each voting group entitled to vote on the matter.

If approved, Section A of Article VII of the Articles of Incorporation would be amended to read as follows (the revised language is shown in bold font and the deleted language is struck-through):

An amendment of the Corporation’s Articles of Incorporation, a plan of merger or share exchange, a plan of domestication, a plan of conversion, a transaction involving the sale of all or substantially all of the Corporation’s assets other than in the regular course of business, and a plan of dissolution, in each case for which the Virginia Stock Corporation Act requires shareholder approval for such action, must be approved by the vote of a majority of all the votes ~~entitled to be~~ cast on such transactions by each voting group entitled to vote on the transaction at a meeting at which a quorum of the voting group is present, provided that the transaction has been approved and recommended by at least two-thirds of the Directors in office at the time of that approval and recommendation. If the transaction is not so approved and recommended by two-thirds of the Directors in office, then the transaction must be approved by the vote of seventy-five percent (75%) or more of all the votes entitled to be cast on such transactions by each voting group entitled to vote on the transaction.

Vote Required

The affirmative vote of a majority of votes entitled to be cast on this proposal is required for the approval of this proposal. In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker “non-votes” will have the effect of a vote against the proposal.

The Board of Directors unanimously recommends a vote FOR the approval of an amendment to the Corporation’s Articles of Incorporation to change the voting requirements for approval of certain corporate transactions and future amendments to the Articles of Incorporation.

ADDITIONAL INFORMATION

Shareholder Proposals for Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in next year’s proxy statement, shareholder proposals, submitted in accordance with SEC’s Rule 14a-8, must be received at the Corporation’s principal executive office by November 10, 2025. Proposals must be addressed to Secretary, First Community Bankshares, Inc., P.O. Box 989, Bluefield, Virginia 24605-0989.

Other Shareholder Proposals and Shareholder Nominations for Directors for Presentation at Next Year’s Annual Meeting

The Corporation’s amended and restated bylaws require that any shareholder proposal that is not submitted for inclusion in the next year’s proxy statement under SEC Rule 14a-8, but, is instead sought to be presented directly at the 2025 Annual Meeting, and any shareholder nominations for directors, must be received at the Corporation’s principal executive office not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the 2025 Annual Meeting. As a result, proposals, including director nominations, submitted pursuant to these provisions of the bylaws, must be received no sooner than January 22, 2026, and no later than February 21, 2026. Proposals must be addressed to Secretary, First Community Bankshares, Inc., P.O. Box 989, Bluefield, Virginia 24605-0989, and include the information set forth in the bylaws, which are posted on the Corporation’s website. Shareholder nominations for directors may be made only if such nominations are made in accordance with the procedures set forth in Section 2.3 of the Corporation’s amended and restated bylaws. SEC rules permit management to vote proxies in management’s discretion in certain cases if the shareholder does not comply with this deadline, and in certain other cases regardless of the shareholder’s compliance with this deadline. Other than proposals properly omitted from this proxy statement pursuant to SEC rules and other matters discussed in this proxy statement, the Board of Directors has not received timely notice of any other matter that may come before the Annual Meeting.

For contested director elections, both the Corporation and dissident shareholders presenting their own candidates will distribute universal proxy cards that include all director candidates.  To comply with the universal proxy card rules, shareholders who intend to solicit proxies in support of director candidates other than the Corporation's candidates must provide advance notice that sets forth the information required by Rule 14a-19 under the Securities and Exchange Act of 1934, to our Secretary at the Corporation's principal executive office, First Community Bankshares, Inc., P.O. Box 989, Bluefield, Virginia 24605, no later than 60 days prior to the anniversary of the previous year's annual meeting date.

Solicitation of Proxies

Proxies may be solicited on behalf of the Board of Directors by mail, telephone, other electronic means, or in person. Copies of proxy materials and the 2024 Annual Report will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from the beneficial owners, and the Corporation will reimburse such record holders for their reasonable expenses.

Shareholder Requests for Copies of 2024 Annual Report and Proxy Materials

Upon written request, the Corporation will provide, without charge, to shareholders of record and beneficial owners as of close of business on February 25, 2025, a copy of this proxy statement and the 2024 Annual Report. Any written request for a copy of this proxy statement and/or the 2024 Annual Report must be mailed to Secretary, First Community Bankshares, Inc., P.O. Box 989, Bluefield, Virginia 24605-0989.

Delivery of Documents to Shareholders Sharing Same Address (Householding)

To reduce the expenses of delivering duplicate proxy materials to its shareholders, the Corporation may deliver only one proxy statement and Annual Report to multiple shareholders who share an address unless the Corporation receives contrary instructions from any shareholders at that address. If you are the beneficial owner, but not the record holder, of shares of the Corporation’s stock, your broker, bank, or other nominee may only deliver one copy of this proxy statement and 2024 Annual Report to multiple shareholders at the same address, unless that nominee has received contrary instructions from one or more of the shareholders. The Corporation will deliver, upon request, a separate copy of this proxy statement and 2024 Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder desiring to receive a separate copy of the proxy statement and Annual Report, now or in the future, should submit this request to Broadridge Financial Solutions, Inc. (“Broadridge”), either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Also, shareholders sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish instead to receive a single copy of such materials in the future will need to, in the case of beneficial owners, contact their broker, bank, or other nominee or, in the case of record owners, contact Broadridge (using the above contact information) to request that only a single copy of each document be mailed to all shareholders at the same address in the future.

Notice of Internet Availability of Proxy Materials

The Corporation delivers proxy materials primarily through the Internet in accordance with SEC rules. In addition to reducing the amount of paper used in producing these materials, this method lowers the costs associated with mailing the proxy materials to shareholders. Shareholders who own FCBC Common Stock directly and not through a bank, broker or nominee (“record holders”) will have proxy materials or the Notice of Internet Availability delivered directly to their mailing address or electronically if they have previously consented to delivery by email. Shareholders whose shares are held for them by banks, brokers or other nominees (“beneficial holders”) will have the proxy materials or the Notice of Internet Availability forwarded to them by the intermediary that holds the shares.

If you received only a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials unless you request a copy by following the instructions on the notice. The Notice of Internet Availability also contains instructions for accessing and reviewing the proxy materials over the internet and provides directions for submitting your vote over the internet.  This proxy statement and the 2024 Annual Report may be viewed online at www.firstcommunitybank.com under Investor Relations.

First Community Bankshares, Inc. Annual Meeting of Shareholders

2:00 p.m. Eastern Daylight Time, April 22, 2025

Corporate Center

29 College Drive

Bluefield, Virginia 24605

Information about Advance Registration for Attending the Meeting

Attendance at the Annual Meeting is limited to the Corporation's shareholders, members of their immediate family, or their named representative.  Upon arrival at the Annual Meeting, shareholders, members of their immediate family, or their named representative will be asked to present appropriate identification to enter.  The Corporation reserves the right to limit the number of representatives who may attend the meeting.  If you hold your shares directly with the Corporation and you plan to attend the Annual Meeting, you are not required to follow any additional instructions.  If your shares are held for you by a bank, broker, or other institution and you wish to attend the Annual Meeting, please send a meeting registration request containing the information listed below to:

First Community Bankshares, Inc.

PO Box 989

Bluefield, Virginia 24605

Please include the following information:

-  Your name and complete mailing address;

-  The name(s) of any immediate family members who will accompany you;

-  If you wish to name a representative to attend the meeting on your behalf, the name, address, and telephone number of that individual; and

-  Proof that you own Corporation shares, such as a letter from your bank or broker or a photocopy of your bank or brokerage account statement.

If you have any questions regarding admission to the Annual Meeting, please call the Corporation's Secretary at (800) 425-0839.

Voting in Person at the Meeting

The Corporation encourages shareholders to submit proxies in advance of the Annual Meeting by telephone, Internet or mail.  Alternatively, shareholders may also vote in person at the meeting or may execute a proxy to vote for them at the meeting.  If your shares are held for you by a broker, bank, or other institution, you must obtain a proxy from that institution and bring it with you to the meeting to deliver with your ballot in order to be able to vote your shares at the Annual Meeting.

First Community Bankshares, Inc.

FIRST COMMUNITY BANKSHARES, INC.
P.O. BOX 989
BLUEFIELD, VA 24605-0989

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 21, 2025 for shares held directly and by 11:59 p.m. Eastern Time on April 16, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 21, 2025 for shares held directly and by 11:59 p.m. Eastern Time on April 16, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V65150-P25734 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

FIRST COMMUNITY BANKSHARES, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2, 3, and 4:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees, Class of 2028

01) Samuel L. Elmore
02) Richard S. Johnson
03) Beth A. Taylor

	For	Against	Abstain
2. To approve, on a non binding advisory basis, the Corporation's executive compensation program for fiscal year 2024.	☐	☐	☐
3. To ratify the selection of the independent registered public accounting firm for 2025.	☐	☐	☐
4. To approve an amendment to the Corporation's Articles of Incorporation.	☐	☐	☐

NOTE: The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR the election of all nominees in Proposal 1 and FOR Proposals 2, 3, and 4 and at the discretion of the proxies upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V65151-P25734

FIRST COMMUNITY BANKSHARES, INC.
This revocable proxy is solicited on behalf of the Board of Directors
Annual Meeting of Shareholders
April 22, 2025
2:00 p.m., Eastern Daylight Time

The undersigned appoints Samuel G. Hill and Crystal R. Cline, or either of them, proxies to vote all shares of common stock ("Common Stock") of First Community Bankshares, Inc. (the "Corporation") which the undersigned is entitled to vote at the annual meeting (the "Annual Meeting") of shareholders of the Corporation, to be held on April 22, 2025 at 2:00 p.m., Eastern Daylight Time, at the First Community Bankshares, Inc. Corporate Center located at 29 College Drive, Bluefield, Virginia, 24605, or at any adjournment thereof, on the matters as set forth in the proxy statement for the Annual Meeting and on all matters properly presented at the Annual Meeting.

This instruction and proxy card is also solicited by the Board of Directors of the Corporation for persons who participate in the First Community Bankshares, Inc. Employee Stock Ownership and Savings Plan ("Plan"). By signing this instruction and proxy card, or by phone or Internet, the undersigned hereby instructs First Community Bank, the trustee of the Plan, to exercise the voting rights relating to any shares of Common Stock allocable to his or her account(s) as of the close of business on February 25, 2025.

The trustee will tabulate the votes received from all Plan participants by April 21, 2025, and shall vote the shares of Common Stock as directed. **In the event any participant in the Plan does not provide voting directions, the trustee of the Plan shall vote the participant's shares of Common Stock as the trustee, in its sole discretion, shall deem appropriate.**

The undersigned acknowledges receipt of the Notice and Proxy Statement dated March 10, 2025, and hereby revokes all proxies previously given by the undersigned for said meeting.

This proxy confers authority to vote "FOR" the election of all nominees in Proposal 1 and "FOR" Proposals 2, 3, and 4 unless otherwise indicated. The Board of Directors recommends a vote "FOR" the election of all nominees in Proposal 1 and "FOR" Proposals 2, 3, and 4. If no direction is made, this proxy will be voted "FOR" the election of all nominees in Proposal 1 and "FOR" Proposals 2, 3, and 4 and at the discretion of the proxies upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

First Community Bankshares, Inc.

FIRST COMMUNITY BANKSHARES, INC.
P.O. BOX 989
BLUEFIELD, VA 24605-0989

V65152-P25734

Your **Vote** Counts!

FIRST COMMUNITY BANKSHARES, INC.

2025 Annual Meeting

Vote by April 21, 2025 11:59 PM ET. For shares held in a Plan, vote by April 16, 2025 11:59 PM ET.

You invested in FIRST COMMUNITY BANKSHARES, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on April 22, 2025.**

Get informed before you vote

View the Notice and Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 8, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

April 22, 2025
2:00 PM EDT

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors **Nominees, Class of 2028** 01) Samuel L. Elmore 02) Richard S. Johnson 03) Beth A. Taylor	For
2.	To approve, on a non binding advisory basis, the Corporation's executive compensation program for fiscal year 2024.	For
3.	To ratify the selection of the independent registered public accounting firm for 2025.	For
4.	To approve an amendment to the Corporation's Articles of Incorporation.	For

NOTE: The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR the election of all nominees in Proposal 1 and FOR Proposals 2, 3, and 4 and at the discretion of the proxies upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Delivery Settings".

V65153-P25734